UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LOGMEIN, INC.

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Notice of 2020 Annual

Meeting of Stockholders

and Proxy Statement

www.virtualshareholdermeeting.com/LOGM2020

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2020 NOTICE OF MEETING AND PROXY STATEMENT

April 17, 2020

Dear Fellow Stockholders:

We are pleased to invite you to our 2020 Annual Meeting of Stockholders, which will take place on Thursday, June 11, 2020 at 9:00 AM, Eastern Time. Due to the COVID-19 pandemic, we have decided to hold this year's Annual Meeting as a virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LOGM2020. Our Annual Meetings play an important role in maintaining an open line of communication among our management, Board of Directors and stockholders.

On the pages following this letter you will find:

1)	The notice of our 2020 Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting; and
2)	Our 2020 proxy materials, which describe the items of business listed in the notice and provide other information you will likely find useful in deciding how to cast your vote.

We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Stockholders, and for voting via the Internet. We believe that providing our proxy materials to stockholders electronically allows us to conserve natural resources, consistent with our Social and Environmental Responsibility Principles, and also reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials you may do so by following the instructions contained in the Notice.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold or whether you plan to attend the virtual meeting, we hope that you will cast your vote as soon as possible. You may vote over the Internet, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in our proxy statement, as well as in the Notice.

Thank you for your ongoing support and continued interest in LogMeIn.

Sincerely,

William R. Wagner

President & Chief Executive Officer

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, June 11, 2020

Notice is hereby given that the 2020 Annual Meeting of Stockholders will be held on Thursday, June 11, 2020, at 9:00 AM, Eastern Time. This year, the Annual Meeting will be a virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LOGM2020. The Annual Meeting is being held for the following purposes:

1.  To elect the three nominees identified in the attached proxy statement as members of our Board of Directors to serve as Class II directors for a term of three years;

2.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.  To approve, on an advisory basis, the compensation of our named executive officers; and

4.  To transact other business, if any, that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting of Stockholders.

We are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. We believe this will allow us to provide you with the information you need in a manner that is convenient and familiar to you, while also helping us lower our costs to deliver these materials and reduce the environmental impact of our Annual Meeting.

On or about April 17, 2020, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting as well as our Annual Report to Stockholders for the year ending December 31, 2019, which contains our audited consolidated financial statements and other information of interest to our stockholders. The Notice will also provide instructions on how to vote online or, alternatively, request a paper copy of the proxy materials by mail. Stockholders of record at the close of business on our record date, Monday, April 13, 2020, are entitled to receive this Notice and to vote at the Annual Meeting of Stockholders and at any adjournments of such meeting. The list of these stockholders will be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice you received, on your proxy card, or on the materials provided by your bank or broker.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to cast your vote and submit your proxy as soon as possible by one of the methods below:

1.  Vote over the Internet. You may vote your shares by following the Internet voting instructions provided in the Notice you received. Please see the section of this proxy statement entitled “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “How do I vote?” for additional information.

2.  Vote by mail. If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage pre-paid envelope we provided. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy over the Internet rather than by mail.

3.  Vote at the meeting. If you are attending the 2020 Annual Meeting of Stockholders by live webcast, you may vote by following the voting instructions provided in the Notice you received. To do so, you will need the 16-digit control number included on the Notice you received, on your proxy card, or on the materials provided by your bank or broker. Please see the section of this proxy statement entitled “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “How do I vote?” for additional information.

By Order of the Board of Directors,

Michael J. Donahue

As Secretary

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2020 NOTICE OF MEETING AND PROXY STATEMENT

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary

Proxy Statement Summary

The below summary is intended to highlight certain key information contained in this Proxy Statement. As it is only a summary, it does not contain all of the information that you should consider. We strongly encourage you to read the complete Proxy Statement as well as our 2019 Annual Report to Stockholders before casting your vote.

2020 Annual Meeting of Stockholders

Date & Time:

Thursday, June 11, 2020 at 9:00 AM, Eastern Time

Place:

The 2020 Annual Meeting of Stockholders will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/LOGM2020.

Record Date:

Monday, April 13, 2020

Voting:

Stockholders as of the record date are entitled to vote. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2020 Annual Meeting of Stockholders.

Voting Matters & Board Recommendations

Proposal	Description:	Board’s Recommendation	Page
1	Election of three Class II director nominees:	FOR each nominee	14
	• David J. Henshall • Peter J. Sacripanti • William R. Wagner
2	Ratification of appointment of Deloitte & Touche LLP as independent auditors for fiscal 2020	FOR	33
3	Advisory approval of executive compensation	FOR	35

Our Business

LogMeIn simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. A market leader in unified communications and collaboration, identity and access management, and customer engagement and support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. We are headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

We introduced our first cloud-based connectivity offering in 2004, which allowed users to securely connect to remote computer resources, including files, applications and the remote device itself. We have since used this scalable technology to expand the types of devices and data that can be connected, while introducing a variety of cloud-based offerings or applications designed to address the needs of today’s unified communications and collaboration, identity and access management, customer engagement and support markets.

GoTo Merger and Jive Acquisition

In January 2017, we completed our acquisition of the GoTo family of service offerings, or the GoTo Business, from a wholly–owned subsidiary of Citrix Systems, Inc., or Citrix, via a Reverse Morris Trust transaction, which we refer to herein as the GoTo Merger. Following the completion of the GoTo Merger, our revenue grew to over $1 billion on an annualized basis in fiscal 2017 and we added over 1,600 employees. In April 2018, we completed our acquisition of Jive Communications, Inc., or Jive, a provider of cloud-based phone systems and unified communications services. Our acquisition of Jive added approximately 700 employees and revenue of approximately $80 million.

Transaction with Francisco Partners and Evergreen Coast Capital

In December 2019, we entered into an Agreement and Plan of Merger, referred to in this proxy statement as the Merger Agreement, with Logan Parent, LLC, or Parent, and Logan Merger Sub, Inc., a wholly owned subsidiary of Parent, or Merger Sub, pursuant to which Merger Sub will merge with and into LogMeIn, with LogMeIn surviving as a wholly-owned subsidiary of Parent. In this proxy statement, we refer to the merger as the Transaction. Parent and Merger Sub are controlled by Francisco Partners, a technology-focused global private equity firm, and Evergreen Coast Capital Corp., the technology-focused global private equity affiliate of Elliott Management Corporation, an investment management firm.

At a special meeting of stockholders held on March 12, 2020, our stockholders adopted the Merger Agreement. No further action by our stockholders is required with respect to the Merger Agreement. Accordingly, no action will be taken at the 2020 Annual Meeting of Stockholders with respect to, and no proxy is being solicited by this Proxy Statement in connection with, the Merger Agreement or any matters related thereto. The closing of the Transaction remains subject to various closing conditions, including (i) the absence of any order, injunction or law prohibiting the closing of the Transaction; (ii) the receipt of certain communications regulatory approvals described in the Merger Agreement; and (iii) the accuracy of the representations and warranties

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the closing of the Transaction. Additionally, the obligation of Parent and Merger Sub to consummate the Transaction remains subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing. While we currently anticipate that the Transaction will be completed in mid-2020, if the Transaction closes prior to the commencement of the Annual Meeting on Thursday, June 11, 2020, then the Annual Meeting will not be held. As of the date of this Proxy Statement, the Transaction has not been completed.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which has been filed as Exhibit 2.1 to the Current Report on Form 8-K/A that we filed with the Securities and Exchange Commission, or SEC, on December 18, 2019. For more information regarding the Merger Agreement and the Transaction, please see our Definitive Proxy Statement filed with the SEC on February 7, 2020.

 Significant 2019 Business Highlights

1. EBITDA, Non-GAAP Earnings Per Share and Adjusted Free Cash Flow represent non-GAAP measures, a reconciliation of which has been included in Annex A to this Proxy Statement.

Corporate Governance Highlights

We believe that good corporate governance is important to achieve success and to ensure that we are managed for the long-term benefit of our stockholders. We believe that the following corporate governance policies, guidelines and practices adopted by our Board of Directors (“Board” or “Board of Directors”) reflect many current “best practices,” including:

•   A “majority” voting standard and a director resignation policy for directors in uncontested elections

•   All directors, with the exception of Mr. Wagner, are independent under the NASDAQ Marketplace Rules

•   An independent Chairman helps set Board and Committee meeting agendas

•   All Board Committees are comprised solely of independent directors

•   Directors have full and free access to management and, as necessary and appropriate, independent advisors

•   Separate Chairman and Chief Executive Officer

•   During 2019, all directors attended greater than 75% of Board meetings from which they were not recused, as further described in Board Meetings and Attendance on page 27 below

•   Our insider trading policy prohibits executives and directors from hedging or pledging LogMeIn stock

•   Directors and Section 16 executive officers are subject to stock ownership guidelines

•   At least annually, the Board of Directors and its Committees conduct a self-evaluation to determine whether they are functioning effectively

Please see the section entitled “Our Commitment to Corporate Governance,” beginning on page 23 of this Proxy Statement for additional information about our Corporate Governance practices.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary

2020 Director Nominees

Director Name	Age	Primary Occupation	Committee Memberships	Experience	Independent
David J. Henshall	51	President and Chief Executive Officer, Citrix Systems, Inc.	Audit; Compensation (Chair)		✓
Peter J. Sacripanti	64	Partner, McDermott Will & Emery	Audit; Nominating & Corporate Governance		✓
William R. Wagner	53	President and Chief Executive Officer, LogMeIn, Inc.	None

Leadership  Technology   Finance   Global Business   Academia   Sales and Marketing   Public Company Board

The three directors whose terms are scheduled to expire at the Annual Meeting are nominated for re-election in this Proxy Statement to serve a three-year term expiring at the annual meeting of stockholders in 2023 and until their successors have been duly elected and qualified, or until their earlier resignation or removal, subject to the consummation of the Transaction. In connection with the closing of the Transaction, each LogMeIn director will be required to tender his or her resignation. The Transaction is currently expected to close in mid-2020, following which LogMeIn will operate as a privately-held company. As a result, if the Transaction closes before we hold our 2023 annual meeting of stockholders, the directors may not serve for the full term to which he has been elected.

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Proxy Statement Summary (continued)

Executive Compensation Highlights

Results of Last Year’s “Say-on-Pay” Vote

LogMeIn conducts an annual non-binding advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. At our 2019 Annual Meeting of Stockholders, approximately 95% of the votes cast by stockholders on this proposal were cast in support of the 2018 compensation of our named executive officers. While this vote is non-binding, the Compensation Committee and our Board of Directors value this feedback and carefully consider the results. Given the strong level of support evidenced by last year’s say-on-pay vote, the Compensation Committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes to our executive compensation program were necessary for 2019. Nevertheless, the Compensation Committee and our Board of Directors continue to monitor the executive compensation program to ensure that it continues to align the interests of our executive officers with the interests of our stockholders.

Summary of Our 2019 Executive Compensation Program

Our Compensation Committee designs our executive compensation programs with the goal of attracting, retaining and motivating talented executives, while simultaneously promoting the achievement of key financial and strategic performance measures by linking a portion of executive compensation to the achievement of measurable corporate performance goals, and thereby aligning the incentives of our executives with the creation of value for our stockholders.

Below, we summarize those executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓   Emphasize Pay-for-Performance — in 2019 all of our executive officers received equity awards with performance-based vesting conditions and all of our executive officers (except for Mr. D’Angelo who was on a sales commission plan) participated in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, at least 50% of the target total direct compensation opportunity of our CEO consisted of performance-based equity and performance-based cash pay in 2019. Payouts under our cash incentive bonus plan are tied to Company operating income and revenue metrics and are capped at 120% and 200%, respectively, of each executive officer’s target bonus opportunity.

✓   Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers have a “double trigger” payment provision, which requires both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓   Equity Ownership Guidelines — all of our Section 16 executive officers are required to, within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO or (ii) one times the base salary for all other executive officers.

✓   Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our executive compensation program, policies, and practices as disclosed in our proxy statement each year.

✓   Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, performance-based equity awards and annual performance-based cash incentive bonuses, which we believe incentivizes our executive officers to deliver both short-term and long-term stockholder value.

✓   Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓   Engage an Independent Compensation Consultant — in addition to our Compensation Committee members, all of whom are independent directors, our Compensation Committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our Compensation Committee and provides the committee with competitive market data and additional information needed to make informed compensation decisions.

✓   Avoid Undue Risk-Taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

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Proxy Statement Summary (continued)

What We Don’t Do

✘   No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.

✘   No Resetting of 2019 Performance Targets — we did not reset any of the performance targets used in our incentive compensation programs in 2019.

✘   No Option Repricing or Discounted Options/SARs — We do not provide discounted stock options or stock appreciation rights. Our 2009 Stock Incentive Plan prohibits the repricing, exchange or buyout of stock options or stock appreciation rights without stockholder approval.

✘   No Excise Tax Gross-Ups — we do not provide our executive officers with excise tax gross-ups, perquisites or fringe benefits.

✘   No Fixed-Term or Evergreen Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary or guaranteed annual equity awards. All of our executive officers are “at-will” employees.

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Proxy Statement Summary (continued)

Summary of Fiscal 2019 Chief Executive Officer Compensation

Name:	William R. Wagner
Age:	53
Current Title(s):	President and Chief Executive Officer; Member of our Board of Directors
Tenure as CEO:	4 years, 5 months, beginning as of December 16, 2015

Mr. Wagner does not receive any compensation for his service as a member of our Board of Directors. Below is a summary of the compensation that Mr. Wagner received during fiscal 2019 for his service as President and Chief Executive Officer:

Name and Current Title	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William R. Wagner President & Chief Executive Officer	2019	$625,000	$7,853,510	$447,500	$27,830	$8,953,840

(1)

The amounts reported in this column represent the grant date fair value of the equity awards granted to Mr. Wagner in fiscal 2019, 50% of which were time-based restricted stock units while the remaining 50% were performance-based restricted stock units with vesting conditions tied to LogMeIn’s achievement of certain specified financial goals and a specified total stockholder return goal. The amount reported has been calculated in accordance with applicable accounting guidance for equity awards. The amounts shown in this column do not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2019. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 14, 2020.

(2)

The amounts reported in this column consist of the performance-based cash bonus awarded to Mr. Wagner under our annual cash incentive bonus program for fiscal 2019 based on the Company’s achievement of certain performance goals established by the Compensation Committee.

(3)

The amounts reported in this column consist of medical insurance, dental insurance, life insurance, and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of Mr. Wagner.

A Note Regarding COVID-19

It is important to note that the compensation described in this proxy relates to 2019 performance and executive compensation, neither of which were affected by the COVID-19 pandemic. However, it is reasonable to assume that the COVID-19 pandemic could significantly impact our 2020 financial results and compensation outcomes, which could, in turn, affect the decisions and actions taken by the Board and our executives with respect to our 2020 compensation programs in order to address the effect of the COVID-19 pandemic on LogMeIn's business operations.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

2019 CEO Total Direct Compensation Pay Mix

Our Compensation Committee evaluates executive compensation annually and bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. Over the years, this total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to our named executive officers.

For fiscal 2019, 52% of Mr. Wagner’s total direct compensation opportunity was designed to be “at risk,” by tying a majority of his compensation opportunity to variable pay elements such as long-term equity incentive awards with performance-based vesting conditions (as further described in the section below entitled “Equity Incentive Awards — Fiscal 2019 Equity Awards”) and our cash incentive bonus plan, which provides for a variable cash payment based on the Company’s achievement of certain pre-established financial goals. By dedicating a meaningful percentage of our executives’ total direct compensation opportunity to these variable “at risk” pay elements, rather than fixed pay elements like base salary, the Compensation Committee believes that we are able to better link executive incentives with the Company’s performance. The value of the target number of shares that may be earned under Mr. Wagner’s 2019 performance-based RSU awards, or PRSU awards, when calculated based on their fair value in accordance with applicable guidance for equity awards, represented 45% of Mr. Wagner’s 2019 total direct compensation opportunity, while nearly 7% of his 2019 total direct compensation opportunity was subject to our cash incentive bonus plan.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2019 equity awards granted to Mr. Wagner were comprised of 50% time-based RSUs and 50% PRSUs. The Compensation Committee believes that including PRSU awards in the total direct compensation opportunities of those executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders. Furthermore, time-based restricted stock units are subject to variation based on market reaction to the Company’s performance. Thus, 93% of Mr. Wagner’s total compensation was tied to variable pay elements in 2019.

The following chart illustrates the breakdown of Mr. Wagner’s total direct compensation pay mix awarded in fiscal 2019:

Please see the Executive Compensation Discussion and Analysis section beginning on page 37 of this Proxy Statement for a more detailed description of the compensation paid to our CEO and other named executive officers during fiscal 2019.

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Information about the Annual Meeting and Voting

Q.  What is the purpose of the Annual Meeting?

A.  At the 2020 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

•	To elect the three nominees identified in this proxy statement as members of our Board of Directors who will serve as Class II directors for a term of three years;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	To approve, on an advisory basis, the compensation of our named executive officers; and
•	To transact other business, if any, that may properly come before the 2020 Annual Meeting of Stockholders or during any adjournment of the meeting.

Q.  Who is entitled to vote?

A.  To be able to vote on the above matters, you must have been a stockholder of record at the close of business on Monday, April 13, 2020, the record date for the 2020 Annual Meeting of Stockholders. The aggregate number of shares entitled to vote at this meeting is 48,771,693 shares of our common stock, which is the number of shares that were outstanding as of the record date.

Q.  How many votes do I have?

A.  Each share of our common stock that you owned as of the close of business on the record date entitles you to one vote on each matter that is voted on at the 2020 Annual Meeting of Stockholders.

Q.  Is my vote really that important?

A.  Your vote is important regardless of how many shares you own or whether you plan to attend the virtual Annual Meeting. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

Q.  Why is this year's Annual Meeting being held on-line as a virtual meeting?

A.  In light of the COVID-19 pandemic, we have decided to hold this year's Annual Meeting as a virtual meeting in an effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Q. What if I have technical difficulties or trouble accessing the virtual meeting website?

A.  Instructions on how to attend the virtual Annual Meeting are posted at www.virtualshareholdermeeting.com/LOGM2020. We will have technicians ready to assist you with technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Q.  How do I vote?

A.  Stockholder of record: Shares registered in your name.  If you are a stockholder of record (that is, your shares are registered in your own name, not in “street name” by a bank, brokerage firm or other intermediary), the Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish. No printed materials will be available unless you specifically request them by following the instructions in the “Notice Regarding the Availability of Proxy Materials.”

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You may vote via the Internet.    To vote via the Internet, log on to the website listed on the Notice or your proxy card and follow the on-screen instructions, using the Company Number and Account Number shown on your proxy card when prompted. We permit Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on June 10, 2020, the day before the 2020 Annual Meeting of Stockholders, for your proxy and your vote to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

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You may vote by mail.    If you received our proxy materials by mail, you may complete, date and sign the proxy card that accompanies our proxy statement and promptly mail it to American Stock Transfer & Trust Company, or AST, in the enclosed postage pre-paid envelope so that it is received prior to the 2020 Annual Meeting of Stockholders. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR Proposal 1 (the election of directors), FOR Proposal 2 (the ratification of the appointment of our independent registered public accounting firm), and FOR Proposal 3 (to approve an advisory vote on executive compensation). AST must receive your proxy card no later than June 10, 2020, the day before the 2020 Annual Meeting, for your proxy and your vote to be counted. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to vote over the Internet rather than by mail.

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You may vote at the meeting.    To attend the 2020 Annual Meeting of Stockholders, you will need the 16-digit control number included on the Notice or your proxy card. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/LOGM2020. Assistance with questions regarding attendance and participation will be provided at www.virtualshareholdermeeting.com/LOGM2020 on the date of the meeting.

Beneficial owner:  Shares held in “street name.” If the shares you own are held in “street name” by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the voting instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided to you by your bank, brokerage firm or other intermediary. If you do not instruct your bank, brokerage firm or other intermediary accordingly, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting (continued)

be considered at the meeting, only the ratification of the appointment of our independent registered public accounting firm is a discretionary item. Accordingly, your bank, brokerage firm or other intermediary may exercise its discretionary authority with respect to Proposal 2 (the ratification of the appointment of our independent registered public accounting firm) if you do not provide voting instructions. In the case of the non-discretionary items, Proposal 1 (the election of directors) and Proposal 3 (to approve an advisory vote on executive compensation), the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to attend the 2020 Annual Meeting of Stockholders to personally vote your shares held in “street name,” you will need to obtain the 16-digit control number and other instructions from the holder of record (i.e. your bank, brokerage firm or other intermediary).

Q.  May I revoke my proxy or change my vote after I have voted?

A.  Yes. If you are a stockholder of record, you may revoke your earlier proxy and/or change your vote at any time before the Annual Meeting by taking one of the following actions (only your latest-dated proxy that we receive prior to the Annual Meeting will be counted):

•	completing, signing, dating and mailing another proxy card with a later date;
•	voting again via the Internet;
•	giving our corporate secretary written notice that you want to revoke your proxy, at the address below under “How and when may I submit a stockholder proposal for the 2021 Annual Meeting?”; or
•

attending the meeting, notifying our corporate secretary that you are present and then voting during the virtual Annual Meeting. Your attendance at the meeting alone will not revoke your proxy; you must vote again or specifically request that your prior proxy be revoked.

If you own shares in “street name,” your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing or revoking your vote.

Q.  What constitutes a quorum?

A.  In order for business to be conducted at the 2020 Annual Meeting of Stockholders, our by-laws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting; that is, at least 24,385,847 shares.

Shares of our common stock present at the virtual Annual Meeting or represented by proxy (including shares that reflect abstentions, “broker non-votes” and votes withheld for director nominees) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q.  What vote is required to approve each item?

A.  The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1 — Election of Directors — Director Voting Standard.”

All other proposals require the affirmative vote of a majority of the votes cast by the holders of shares present at the virtual Annual Meeting or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not counted for any purpose in determining whether such proposals have been approved.

Q.  How will votes be counted?

A.  Each share of common stock voted at the Annual Meeting will be counted as one vote. A share will not be voted in favor of a matter and will not be counted as voting on a particular matter, if either (1) the holder of the share withholds authority in the proxy card to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the share constitutes a “broker non-vote.” As a result, withheld shares, abstentions and “broker non-votes” will have no effect on the outcome of voting on any proposal at the Annual Meeting.

Q.  Who will count the votes?

A.  Representatives of Broadridge Investor Communications Solution, or Broadridge, will count, tabulate and certify the votes. A representative of Broadridge will serve as inspector of elections at the Annual Meeting.

Q.  How does the Board of Directors recommend that I vote on the proposals?

A.  Our Board of Directors recommends that you vote:

•	FOR Proposal 1 — to elect the three nominees identified in this proxy statement as Class II director nominees;

•	FOR Proposal 2 — to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	FOR Proposal 3 — to approve, on an advisory basis, the compensation of our named executive officers.

Q.  Will any other business be conducted at the Annual Meeting or will other matters be voted on?

A.  We are not currently aware of any other business to be conducted or matters to be voted on at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the person(s) named in the proxy card that accompanies this proxy statement will vote, or otherwise act, at the meeting to their best judgment with respect to the shares they have authority to vote. No action will be taken at the 2020 Annual Meeting of Stockholders with respect to, and no proxy is being solicited by this Proxy Statement in connection with, the Transaction, the Merger Agreement or any matters related thereto.

Q.  When and where can I find the voting results?

A.  We expect to announce preliminary voting results at the 2020 Annual Meeting of Stockholders. We will also report the voting results from the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the conclusion of the Annual Meeting. Otherwise, if final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results

Q.  May I recommend a candidate for LogMeIn’s Board of Directors?

A.  Yes. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board of Directors by sending a written notice to our corporate secretary at the address below under “How and when may I submit a stockholder proposal for the 2021 Annual Meeting?”

12   LOGMEIN, INC.

2020 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting (continued)

Our by-laws specify the information that must be included in any such notice, including (i) the stockholder’s name, address and number of shares of LogMeIn stock held, and (ii) the director candidate’s name, age, address, principal occupation and number of shares of LogMeIn stock held. If a common stockholder would like a director candidate to be considered for inclusion in the proxy statement for our 2021 Annual Meeting, the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2021 Annual Meeting?” You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in the section of this proxy statement entitled “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Director Nomination Process” and in the Corporate Governance Guidelines posted on the “Investor-Corporate Governance-Documents & Charters” section of our website, located at www.logmeininc.com.

Alternatively, our by-laws provide that stockholders may nominate director candidates for consideration at the 2021 Annual Meeting directly, without approval of the Nominating and Corporate Governance Committee. In order to nominate candidates directly, stockholders must follow the procedures outlined in “How and when may I submit a stockholder proposal for the 2021 Annual Meeting?” immediately below.

In connection with the closing of the Transaction, each director of the Company will be required to tender his or her resignation. The Transaction is currently expected to close in mid-2020, following which the Company will operate as a privately-held company. As a result, if the Transaction closes before the Company holds its 2021 annual meeting of stockholders, the director nominees may not be considered for election.

Q.  How and when may I submit a stockholder proposal for the 2021 Annual Meeting?

A.  If you are interested in submitting a proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2021 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 18, 2020. However, if the 2021 Annual Meeting of Stockholders is held before May 12, 2021 or after July 11, 2021, then we must receive your stockholder proposal or information about your proposed director candidate at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2021 Annual Meeting of Stockholders.

If you wish to present a proposal or a proposed director candidate at the 2021 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, in accordance with our Company by-laws, you must also give written notice to our corporate secretary at the address noted below. In accordance with our by-laws, we must receive this required notice by March 13, 2021, but no sooner than February 11, 2021. However, if the 2021 Annual Meeting of Stockholders is held before May 22, 2021 or after August 10, 2021, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2021 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2021 Annual Meeting of Stockholders and (2) the 10th day following the date on which notice of the date of the 2021 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Corporate Secretary

The Transaction is currently expected to close in mid-2020, following which LogMeIn will operate as a privately-held company. As a result, if the Transaction closes before the Company holds its 2021 annual meeting of stockholders, your proposal or proposed director candidate may not be considered.

Q.  Who bears the costs of soliciting these proxies?

A.  We will bear the costs of soliciting proxies. We are soliciting proxies for the 2020 Annual Meeting of Stockholders in the following ways:

•	We have retained a third-party proxy consultant, Innisfree M&A Incorporated, to solicit proxies on our behalf;
•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews; and
•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Q.  Whom should I contact if I have any questions?

A.  If you have any questions about the 2020 Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department at:

LogMeIn, Inc.

320 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-1301

Q.  What is “householding” and how may I receive a separate copy of the proxy statement or Annual Report to Stockholders?

A.  Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if our Investor Relations Department receives a call or written request from you at the address, telephone number or email address indicated above. If you want to receive separate copies of our proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We believe that having a staggered Board of Directors divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our Board of Directors. We have three Class II directors, whose terms expire at this Annual Meeting of Stockholders; three Class III directors, whose terms expire at the 2021 Annual Meeting of Stockholders; and four Class I directors, whose terms expire at our 2022 Annual Meeting of Stockholders.

At this Annual Meeting, stockholders will have an opportunity to vote for three nominees for Class II directors:

•      David J. Henshall

•      Peter J. Sacripanti and

•      William R. Wagner

All nominees are currently directors of LogMeIn. Proxies cannot be voted for a greater number of persons than the number of nominees named. Additional information about Messrs. Henshall, Sacripanti and Wagner can be found below under “Our Board of Directors.”

The persons named in the enclosed proxy card will cast your vote to elect these three nominees as Class II directors, unless you vote “against” individual nominees or all nominees by marking the proxy card to that effect. If elected, each nominee for Class II director will hold office until the 2023 Annual Meeting of Stockholders or until his successor is elected and qualified, or until their earlier resignation or removal, subject to the consummation of the Transaction. In connection with the closing of the Transaction, each director of the Company will be required to tender his or her resignation. The Transaction is currently expected to close in mid-2020, following which the Company will operate as a privately-held company. As a result, if the Transaction closes before we hold our 2023 annual meeting of stockholders, the directors may not serve for the full term to which he has been elected.

Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our Board of Directors, or our Board of Directors may reduce the number of directors.

Our Board of Directors recommends a vote FOR each of the nominees.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Our Board of Directors

Our Board of Directors currently consists of nine members. Our by-laws provide that the authorized number of directors may be changed only by resolution of our Board of Directors and that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes entitled to be cast in an annual election of directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Our Board of Directors is divided into three classes, with the members of each class serving for staggered three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms are set to expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following their election. We believe that having a staggered Board of Directors divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our Board of Directors.

The table below provides summary information about the current composition of our Board of Directors:

Director Name	Age	Director Since	Director Class	Term Expires	Primary Occupation
Robert M. Calderoni(1)	60	2017	Class I	2022	Chairman of the Board, LogMeIn, Inc.; Chairman of the Board, Citrix Systems, Inc.
Sara C. Andrews	56	2018	Class III	2021	SVP and Global Chief Information Security Officer, PepsiCo, Inc.
Steven J. Benson	61	2004	Class I	2022	Venture Partner, Launch Capital Partners; General Partner, Prism VentureWorks
Ita M. Brennan	53	2018	Class III	2021	Chief Financial Officer, Arista Networks, Inc.
Michael J. Christenson	61	2010	Class I	2019	President & COO, New Relic, Inc.
Edwin J. Gillis	71	2007	Class III	2021	Business Consultant and Private Investor; former EVP and Chief Financial Officer of Veritas Software Corporation
David J. Henshall	51	2017	Class II	2020	President and Chief Executive Officer, Citrix Systems, Inc.
Peter J. Sacripanti	64	2017	Class II	2020	Partner, McDermott Will & Emery
William R. Wagner	53	2015	Class II	2020	President and Chief Executive Officer, LogMeIn, Inc.

(1)	Mr. Calderoni was named Chairman of the Board of Directors effective March 1, 2019.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and for recommending to our Board of Directors the persons to be nominated for election as directors and to each Board Committee.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates typically includes:

•	retaining the services of an executive search firm to help identify and evaluate potential director candidates;
•	soliciting recommendations for qualified nominees from current members of the Board and management; and
•	scheduling interviews and meetings with potential candidates and members of the Nominating and Corporate Governance Committee, the Board of Directors and members of senior management.

Our Nominating and Corporate Governance Committee also considers candidates proposed by our stockholders. Stockholders nominating director candidates must follow the procedures set forth under “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “May I recommend a candidate for LogMeIn’s Board of Directors?”” and “How and when may I submit a stockholder proposal for the 2021 Annual Meeting?”

Candidate Criteria and Skills

Before recommending any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, our Nominating and Corporate Governance Committee believes that each candidate must satisfy at least the following minimum criteria:

•	a reputation for integrity, honesty and adherence to high ethical standards;
•

a demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to LogMeIn’s current and long-term objectives and a willingness to contribute positively to LogMeIn’s decision-making process;

•	a commitment to understand LogMeIn and its industry and to regularly attend and participate in meetings of the Board and its Committees;
•

the ability to understand the sometimes conflicting interests of the various constituencies of LogMeIn, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•

candidates should not have, nor appear to have, a conflict of interest that would impair the candidate’s ability to represent the interests of all of LogMeIn’s stockholders and to fulfill the responsibilities of a director; and

•	the value of diversity, including that of gender, race, ethnicity, age and sexual orientation, on the Board should be considered.

In addition to the above minimum criteria, our Board of Directors also believes that having directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to LogMeIn’s business, while also representing a diversity of gender, race, age, sexual orientation and ethnicity, contributes to a well-balanced and effective Board. Therefore, the Nominating and Corporate Governance Committee is committed to ensuring that at least one candidate representing a diversity of gender, race, ethnicity, age and/or sexual orientation is included in each pool of new candidates from which Board nominees are chosen, and that directors should be selected so that the Board is a diverse body. Any search firm retained by our Nominating and Corporate Governance Committee to find director candidates will be instructed to take into account all of the criteria used by our Nominating and Corporate Governance Committee, including diversity. Director nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In the spirit of this commitment to diversity the two most recent directors appointed to our Board of Directors were women and going forward, the Board remains committed to ensuring that it remains a diverse body, reflecting a variety of different perspectives, backgrounds and experiences.

The Nominating and Corporate Governance Committee believes that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above, the director’s past performance as a member of the Board and confirmation that each nominee possesses the appropriate skills and characteristics required of LogMeIn’s directors.

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Our Board of Directors (continued)

You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in our Corporate Governance Guidelines, which are available on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com.

Director Qualifications, Skills and Attributes

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on our Board of Directors. A check mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not necessarily mean that the director does not possess that qualification or skill:

Current Directors	Leadership	Technology	Financial Experience	Global Business	Diversity	Sales and Marketing	Academia	Public Company Board Experience
Robert M. Calderoni	✓	✓	✓	✓		✓		✓
Sara C. Andrews	✓	✓		✓	✓
Steven J. Benson	✓	✓	✓	✓		✓	✓	✓
Ita M. Brennan	✓	✓	✓	✓	✓
Michael J. Christenson	✓	✓	✓	✓		✓	✓	✓
Edwin J. Gillis	✓	✓	✓	✓				✓
David J. Henshall	✓	✓	✓	✓				✓
Peter J. Sacripanti	✓	✓		✓			✓	✓
William R. Wagner	✓	✓		✓		✓		✓
Totals	9	9	6	9	2	4	3	7

Director Biographies

The paragraphs that follow provide information as of the date of this proxy statement about each of our director nominees and current Board members. The information presented includes their length of service as a director of LogMeIn, as well as information each director has given us about their age as of April 13, 2020, current positions held, principal occupation and business experience for the past five years, as well as the names of any other publicly-held companies for which they currently serve as a director or have served as a director during the past five years. There are no family relationships among any of our directors, nominees for director, or executive officers. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led our Board to conclude that they should serve as a director of LogMeIn.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Director Nominees

David J. Henshall
President & Chief Executive Officer, Citrix Systems, Inc.
Age: 51
Skills:
Director Since: January 2017 Committee(s): Audit; Compensation (Chair)

Other public company Boards: Since July 2017, Mr. Henshall has served on the Board of Citrix Systems, Inc. Mr. Henshall has also served on the Board of Everbridge, Inc., a global provider of SaaS-based critical communications and enterprise safety solutions, from July 2015 to May 2018.

Experience: Mr. Henshall currently serves as President & Chief Executive Officer of Citrix Systems, Inc., a multinational software and cloud computing company. Beginning in 2003, Mr. Henshall held a number of senior finance roles within Citrix and served as Citrix’s Chief Financial Officer between September 2011 and June 2017 and as Citrix’s Chief Operating Officer from February 2014 to June 2017. In his roles as Citrix’s COO and CFO, Mr. Henshall oversaw Citrix’s worldwide finance, operations and administration organizations. Prior to joining Citrix, Mr. Henshall served as Chief Financial Officer of Rational Software Corporation, a software company acquired by IBM Corporation in 2003, and also held various finance positions at Cypress Semiconductor and Samsung.

Qualifications: We believe Mr. Henshall’s qualifications to serve on our Board include his extensive experience as a senior executive in the technology industry, including his experiences at several of the industry’s leading companies, as well as his financial expertise.

Peter J. Sacripanti
Partner at McDermott Will & Emery LLP
Age: 64
Skills:
Director Since: January 2017 Committee(s): Audit; Nominating and Corporate Governance; Transaction

Other Public Company Boards: Since December 2015, Mr. Sacripanti has served on the board of Citrix Systems, Inc.

Experience: Since 1996, Mr. Sacripanti has served as a Partner at McDermott Will & Emery, an international law firm with more than 1,000 full time employees and/or partners in North America, Europe, and Asia, where his practice includes representing and defending major corporations and industry groups, including Fortune 500 companies. Mr. Sacripanti previously served as the Chairman of the Executive Committee of McDermott Will & Emery from September 2010 to January 2017. Mr. Sacripanti also currently serves as a Trustee Fellow of Fordham University, the Jesuit University of New York; and serves as a member of the Columbia University Medical Center Board of Advisors, chair of the Cardiac Council for the Columbia University Medical Center and Chairman of the Board of Advisors for FREO USA, a real estate lifecycle investment management company.

Qualifications: We believe Mr. Sacripanti’s qualifications to serve on our Board include his years of experience representing large corporations on a variety of legal matters and his experience managing an international business organization.

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Our Board of Directors (continued)

William R. Wagner
President & Chief Executive Officer, LogMeIn, Inc.
Age: 53
Skills:
Director Since: March 2015

Other public company Boards: Since April 2018, Mr. Wagner has served on the board of Akamai Technologies, Inc., a global leader in Content Delivery Network (CDN) services.

Experience: Mr. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006. From June 1998 to January 2000, Mr. Wagner served as the Marketing Director of AT&T, one of the world’s largest telecommunication companies. In December 2017, Mr. Wagner joined the Boston local advisory board of BUILD: Greater Boston, a non-profit that uses entrepreneurship to help students make the connection between academics and life.

Qualifications: We believe Mr. Wagner’s qualifications to serve on our Board include his extensive sales and marketing leadership experience working at a number of successful technology and software-as-a-service businesses, as well as his current experience as an operating executive in the software industry and at the Company.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Current Directors

Sara C. Andrews
SVP & Global Chief Information Security Officer, PepsiCo, Inc.
Age: 56
Skills:
Director Since: April 2018

Experience: Ms. Andrews has served as the Chief Information Security Officer at PepsiCo, Inc., a multinational food, snack and beverage corporation, since July 2014, where she is responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Ms. Andrews served as the Chief Network Security Officer and Chief Information Security Officer of Verizon Communications, Inc., a multinational telecommunications company, from June 1997 to July 2014, during which time she led several organizations responsible for data security and the security and integrity of Verizon’s wireline networks and information systems. Ms. Andrews also serves on the Board of the Collin County Children’s Advocacy Center, a non-profit child advocacy center based in Plano, Texas. Ms. Andrews is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board and in March 2019, was named an Ambassador to the World Economic Forum’s Cyber Security Center to support driving diversity and inclusion dividend in cybersecurity.

Qualifications: We believe Ms. Andrews’ qualifications to serve on our Board include her extensive experience in information and network security at large public companies as well as her experience in the telecommunications industry as an operating executive.

Steven J. Benson
Venture Partner, Launch Capital Partners; General Partner, Prism VentureWorks
Age: 61
Skills:
Director Since: October 2004 Committee(s): Compensation; Nominating and Corporate Governance (Chair)

Experience: Mr. Benson has served as a Venture Partner of Launch Capital Partners, a venture capital firm, since August 2016 and as a General Partner of Prism VentureWorks, a venture capital firm, since March 2004. Mr. Benson has also served as an Executive in Residence at Bentley University since January 2009 and co-founded Bentley’s Corporate Immersion Institute, an award-winning management development graduate program. Since August 2014, Mr. Benson has also hosted a weekly radio show on Bloomberg Radio which focuses on venture capitalism. Mr. Benson previously served as the Chief Executive Officer of MCK Communications, a provider of distributed voice communications services, from 1997 to 2002.

Qualifications: We believe Mr. Benson’s qualifications to serve on our Board include his extensive experience in the tech industry as an entrepreneur, board member and board advisor as well as his experience as a managing executive in the software-as-a-service industry.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Ita M. Brennan
Chief Financial Officer, Arista Networks, Inc.
Age: 53
Skills:
Director Since: November 2018 Committee(s): Audit

Other public company Boards: In March 2020, Ms. Brennan joined the Board of Directors of Cadence Design Systems, Inc., an electronic design company.

Experience: Ms. Brennan has served as the Chief Financial Officer at Arista Networks, Inc., a leading provider of software-defined networking (SDN) solutions for large data center, cloud computing, high-performance computing and high-frequency trading environments, since May 2015. Prior to joining Arista, Ms. Brennan served as the Chief Financial Officer of QuantumScape Corporation, a designer and manufacturer of solid-state lithium metal batteries, from March 2014 to April 2015. Prior to QuantumScape, Ms. Brennan served in a number of key finance roles, including Chief Financial Officer, for Infinera Corporation, one of the world’s largest providers of optical transmission equipment for the telecommunications service provider market, from July 2006 to March 2014. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including Vice President of Finance for the Company’s Worldwide Operations. Ms. Brennan is also a fellow of the Institute of Chartered Accountants and a public accounting alumna of Deloitte & Touche LLP, having worked at the firm in both Ireland and the United States.

Qualifications: We believe Ms. Brennan’s qualifications to serve on our Board include her financial and accounting expertise as well as her experience as a senior finance executive for a number of publicly held software and technology companies.

Robert M. Calderoni
Chairman of LogMeIn, Inc. and Chairman of Citrix Systems, Inc.
Age: 60
Skills:
Director Since: January 2017 Committee(s): Compensation

Other public company Boards: From 2003 to 2019, Mr. Calderoni served on the Board of Directors of Juniper Networks, Inc., a publicly-traded networking company; since 2007, he has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor company; since June 2014, he has served on the board of Citrix Systems, Inc.; and in 2019, joined the Board of Directors of ANSYS, Inc., an engineering simulation software development company.

Experience: Mr. Calderoni has served as Chairman of the Board of Directors of Citrix Systems, Inc. since December 2018. At Citrix, Mr. Calderoni has previously served as Executive Chairman of the Board from July 2015 to December 2018 as well as Interim Chief Executive Officer and President from October 2015 to January 2016. Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing Board at SAP AG between November 2012 and January 2014 and as President of SAP Cloud at SAP AG from June 2013 to January 2014. Prior to Ariba, Mr. Calderoni held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation, a publicly-traded industrial materials company.

Qualifications: We believe Mr. Calderoni’s qualifications to serve on our Board include his extensive experience as a leader and manager of multiple large scale global enterprises, particularly his experience as a leader of publicly-traded software-as-a-service companies, as well as his overall financial, accounting, corporate finance and operations expertise.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Michael J. Christenson
President & COO, New Relic, Inc.
Age: 61
Skills:
Director Since: August 2010 Committees: Compensation; Nominating and Corporate Governance; Transaction

Other public company Boards: Since August 2018, Mr. Christenson has served on the Board of Directors of New Relic, Inc., a publicly-traded provider of real-time insights for software-driven-businesses.

Experience: Mr. Christenson joined the executive team at New Relic, Inc. as President and Chief Operating Officer in October 2019. Mr. Christenson previously served as a Managing Director at Allen & Company, a New York investment bank, from June 2010 to September 2019. From April 2006 to May 2010, Mr. Christenson served as the President and Chief Operating Officer of CA, Inc., an IT management software and solutions company. From February 2005 to April 2006, Mr. Christenson served as CA, Inc.’s Executive Vice President of Strategy and Business Development. Prior to joining CA, Inc., Mr. Christenson held a number of leadership positions at Citigroup Global Markets, Inc. from 1987 to 2004. Mr. Christenson also serves on the Board of Councilors of the University of Southern California Viterbi School of Engineering.

Qualifications: We believe Mr. Christenson’s qualifications to serve on our Board include his extensive investment banking background, as well as his experience in the software industry and as an operating executive.

Edwin J. Gillis
Business Consultant & Private Investor; former EVP and Chief Financial Officer of Veritas Software Corporation
Age: 71
Skills:
Director Since: November 2007 Committee(s): Audit (Chair); Transaction

Other public company Boards: Since October 2006, Mr. Gillis has served on the Board of Teradyne, Inc., a leading supplier of automation equipment for test and industrial applications; from October 2009 to September 2017, Mr. Gillis served on the Board of Sophos Group plc, a security software and hardware provider; and served on the Board of Responsys, Inc., a provider of enterprise-scale cloud-based business to consumer marketing software, from March 2011 until their acquisition by Oracle Corporation in February 2014.

Experience: Mr. Gillis has worked as a business consultant and private investor since January 2006. His consulting engagements have included executive advisory and financial leadership roles at companies such as Nuance, Skype and Avaya. From July 2005 to December 2005, Mr. Gillis served as the Senior Vice President of Administration and Integration of Symantec Corporation, a publicly-traded Internet security company, following its merger with Veritas Software Corporation. From November 2002 to July 2005, Mr. Gillis served as Executive Vice President and Chief Financial Officer of Veritas Software Corporation. Prior to Veritas, Mr. Gillis served in a number of key financial roles, including Executive Vice President and Chief Financial Officer of PTC Inc., Chief Financial Officer of Lotus Development Corporation and as a Certified Public Accountant and Partner at Coopers & Lybrand L.L.P.

Qualifications: We believe Mr. Gillis’ qualifications to serve on our Board include his financial and accounting expertise as well as his extensive experience on public company Boards and as an operating executive of publicly held software companies.

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Corporate Governance (continued)

Corporate Governance

Our Commitment to Corporate Governance

The principal responsibility of our Board of Directors is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. To help fulfill this responsibility, our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. We believe that these corporate governance policies and guidelines adopted by our Board of Directors reflect many current “best practices,” including:

•   A “majority” voting standard and a director resignation policy for directors in uncontested elections

•   All directors with the exception of Mr. Wagner are independent under the NASDAQ Marketplace Rules

•   An independent Chairman helps set Board and Committee meeting agendas

•   All Board Committees are comprised solely of independent directors

•   Directors have full and free access to management and, as necessary and appropriate, independent advisors

•   Separate Chairman and Chief Executive Officer

•   During 2019, all directors attended greater than 75% of Board meetings from which they were not recused, as further described in Board Meetings and Attendance on page 27 below

•   Our insider trading policy prohibits executives and directors from hedging or pledging LogMeIn stock

•   Directors and Section 16 executive officers are subject to stock ownership guidelines

•   At least annually, the Board of Directors and its Committees conduct a self-evaluation to determine whether they are functioning effectively

Complete copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees are available on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Investor Relations

Any amendments to our Code of Business Conduct and Ethics will be disclosed on our website.

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Corporate Governance (continued)

Our Commitment to Environmental, Social and Governance Matters

At LogMeIn, we recognize the impact that a business can have on its surrounding community and environment and believe that an organization has the responsibility to be a good corporate citizen of the world. We also value our employees and recognize the critical roles that they play in the achievement of our long-term goals and overall success. The following is intended as a summary of some of the steps we have taken to create a safe, inclusive and positive workplace for our employees while also conducting our operations in an environmentally responsible manner. Additional information can be found in our Social & Environmental Responsibility Principles under the “Investor — Corporate Governance-Documents & Charters” section on our website, located at www.logmeininc.com.

Social Considerations & Human Capital Management

At LogMeIn, we believe that our employees are our greatest asset and we are committed to having a workforce that will enable the long-term success of our business. The following is intended to highlight certain aspects of our corporate culture and summarize some of the programs we have put in place to help us continue to attract, retain and inspire key talent:

•

Employee feedback is crucial to how we measure our success in continuing to be a great place to work. We regularly conduct employee Net Promoter Score® (“eNPS”) surveys of our employees so that we can quantitatively measure and track employee engagement.

•

Recent studies released by Comparably in 2019 named LogMeIn as a winner of Best Company Culture (Large Companies), Best Company for Women (Large Companies), Best Company for Diversity (Large Companies) and ranked our CEO William Wagner among the top 50 CEOs for women. LogMeIn has been ranked as one of the top ten companies in the large category of the Boston Business Journal’s Best Places to Work nine times.

•

We are committed to hiring, developing and promoting a diverse workplace where employees are encouraged to share diverse opinions. We believe that ethnic and gender diversity helps set a tone of inclusiveness and equality in the workplace. We are committed to providing equal opportunity in employment to all employees and applicants for employment, and no employee or applicant is discriminated against in the terms and conditions of employment on the basis of race, creed, religion, color, ancestry, sex, age, marital status, national origin, veteran status, genetic information, disability, sexual orientation, or any other classification protected by law.

•

LogMeIn is home to several Employee Resource Groups which help foster inclusion and belonging in our global workplace. Approximately a quarter of our worldwide employees actively participate in LogMeIn’s social initiatives groups promoting diversity and inclusion such as LogHerIn (a group committed to amplifying female culture and inclusivity at LogMeIn), PRIDE (our LGBTQ resource group) and BE (an employee resource group for black employees and allies).

•

We actively promote a number of benefits and programs to support the health and welfare of our employees through Thrive, our Corporate Wellness Program, including yoga classes, running groups, basketball tournaments and annual wellness challenges aimed at engaging and educating our employees and providing them with access to local health and wellness resources.

•

We are committed to maintaining a safe and inclusive working environment for all employees and have implemented a zero-tolerance policy of violence in the workplace and strictly enforce a prohibition against harassment, sexual or otherwise, of any of our employees by anyone, including any supervisor, co-worker, vendor, client or customer.

•

We pride ourselves on being a progressive, forward thinking employee-centric organization and work with our local HR and benefits teams to comply with all applicable local benefit, wage and hour laws and regulations. We review our pay practices to ensure that LogMeIn is practicing equal pay for comparable work across all of its offices regardless of gender, race/ethnicity, and multiple other protected classes.

•

In 2019, we published our first-ever Supplier Code of Conduct declaring LogMeIn’s expectation that our suppliers share our commitment to regulatory compliance, business ethics, human rights, health, safety and environmental responsibility, regardless of the geographic location of their business.

Our Environment

We recognize the impact that companies can have on the environment and we are working to integrate sustainability initiatives into our business practices by:

•	Reducing greenhouse emissions at our facilities through energy conservation and energy efficiency;
•	Utilizing data centers that earn an A rating by Greenpeace;
•

Purchasing carbon offsets for all business travel which, in 2019, included 11,640 verified carbon offsets that reduced our carbon footprint and had an environmental impact similar to growing 194,000 trees every year for ten years;

•

Responsibly managing and disposing of our electronic waste and using our recycling credits to support non-profit organizations partnered with LogMeIn’s Corporate Social Responsibility program, Mission Possible;

•	Creating office environments that promote conservation through water efficiency, source reduction, recycling, composting and the use of sustainable products;
•	Fostering awareness, employee engagement and active participation in sustainability efforts through communications, campaigns, volunteer programs and best practices; and
•

Establishing our own Social & Environmental Responsibility Principles, which publicly state our commitment to conducting our operations in an environmentally responsible manner and declare our intentions to work with suppliers who share similar goals, such as complying with all applicable environmental laws, regulations and standards within our respective industries.

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Corporate Governance (continued)

Community Involvement

At LogMeIn, we promote a sense of corporate social responsibility by encouraging our employees to take part in social and community volunteering through our corporate social responsibility program, known as Mission Possible. For example, in 2019, we:

•	Supported 400+ non-profit organizations in 12 countries and positively impacted 7 of the U.N. Sustainable Development Goals;
•

Encouraged and helped our employees find meaningful ways to volunteer and engage with their local community through Company-sponsored VTO (Volunteer Time Off) days ranging from sorting food at local food banks to helping to build homes to mentoring and teaching local children;

•

Hosted students in our Massachusetts, Utah, India and Hungary offices as part of our global STEM In initiative, a series of workshops designed to sponsor engaging STEM (science, technology, engineering and math) focused activities and programs. We also partnered with youth groups like CoderDojo, KodeConnect and Girls Who Code to encourage children and young adults to pursue careers in technology and help close the diversity and achievement gaps in tech; and

•

Ran an employee charitable match campaign with the United Way during which time we matched employee charitable gifts 1:1 up to $100,000 Company-wide for a total donation of $200,000. 15% of the company’s employees participated in the program and 329 non-profit organizations received funds.

Board Leadership Structure

In February 2019, we announced a Board succession plan whereby our co-founder and long-time Chairman, Mr. Michael Simon, resigned his position as Chairman of the Board effective as of the close of business on March 1, 2019 and Mr. Robert Calderoni was appointed to succeed him. Mr. Simon also resigned from the Board effective as of the conclusion of our 2019 Annual Meeting of Stockholders on May 30, 2019. Mr. Calderoni is considered “independent” under the standards set forth in the NASDAQ Marketplace Rules and the Exchange Act. Our Corporate Governance Guidelines provide for the appointment of an independent “Lead Director” in the event that the Chairman of the Board is not an independent director. Prior to Mr. Calderoni succeeding Mr. Simon as Chairman in March 2019, Mr. Edwin Gillis served as our Lead Independent Director.

As our Chairman, Mr. Calderoni is responsible for, among other things, presiding over and managing the Board and setting agendas for our Board meetings. Our Board of Directors believes that Mr. Calderoni’s extensive experience as a leader and manager of multiple large scale global software-as-a-service companies, particularly his experience leading companies through business transition situations, as well as his experience as Chairman of the Board and Former Interim President and CEO of Citrix Systems, Inc., makes him uniquely qualified for the role of Chairman because he possesses detailed knowledge of the issues, opportunities and challenges facing the Company, its business and its industry.

Director Independence

NASDAQ and Exchange Act Independence Standards

Under Rule 5605(b)(1) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”), independent directors must comprise a majority of a listed company’s Board of Directors within one year of listing. The NASDAQ Rules also require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 (“Rule 10A-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that, with the exception of Mr. Wagner, all of our current directors, including each of Messrs. Calderoni, Henshall and Sacripanti – who were appointed in connection with the GoTo Merger, qualify as “independent” as that term is defined under NASDAQ Marketplace Rule 5605(a)(2) and the SEC regulations and that those directors who comprise our Audit, Compensation and Nominating and Corporate Governance Committees also satisfy the heightened independence standards for those committees established by applicable SEC regulations and the NASDAQ Rules. In making this determination, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Corporate Governance (continued)

Additional Independence Standards

In addition to the independence standards required by the NASDAQ Rules and the Exchange Act, certain organizations that serve institutional investors have additional heightened standards and policies which they use to evaluate director independence when making voting recommendations to shareholders. These standards and policies are often driven by a belief that directors who are too closely tied to management may have inherent conflicts of interest and therefore may be less willing and able to effectively evaluate and scrutinize company performance.

With the exception of Mr. Wagner, who currently serves as our President and CEO, we believe that our other eight directors are sufficiently independent from our management team to allow them to effectively serve as directors since, in addition to their independence under the NASDAQ and Exchange Act standards, none of them have ever served as an officer or employee of LogMeIn or one of its affiliates, nor have they ever beneficially owned more than 50% of LogMeIn’s voting power.

Specifically, with regard to Mr. Calderoni and Mr. Henshall, each of whom currently hold management positions at Citrix, it is important to note that:

•	While each is an officer of Citrix, Citrix itself never owned any shares of LogMeIn, and thus was not an affiliate of LogMeIn;
•	Citrix was not a parent or predecessor to LogMeIn;
•	LogMeIn never had a joint venture or partnership arrangement with Citrix, before, during or after the GoTo Merger;
•

LogMeIn acquired the GoTo business via a Reverse Morris Trust transaction after it had already been divested by Citrix and was operating as a standalone business under the entity name GetGo, Inc. As consideration for LogMeIn’s acquisition of GetGo, Inc., LogMeIn distributed shares directly to Citrix stockholders – not to the Citrix entity itself, meaning that we do not believe that Citrix has any material financial relationship with LogMeIn; and

•

While, pursuant to the terms of the GoTo Merger, Citrix previously had a right to designate a director to serve on LogMeIn’s Board, that right only lasted for a period of two-years from the closing date of the GoTo Merger and that two-year period has since expired. Therefore, Citrix no longer has any right or ability to designate any Board member to serve on LogMeIn’s board, and LogMeIn no longer as any obligation to keep any Citrix designees on its Board. LogMeIn’s decision to recommend that Messrs. Calderoni and Henshall continue to serve on our Board are decisions that LogMeIn alone has made – completely independent from Citrix.

Board Meetings and Attendance

Our Board met thirteen (13) times during the year ended December 31, 2019. With the exceptions of Mr. Calderoni and Mr. Henshall who recused themselves from six (6) of those meetings due to their respective business relationships with Elliot Management Corporation, who acts as an equity financing partner with Francisco Partners Management LP in connection with the Transaction, during 2019, each director attended at least 75% of the Board meetings held during the period for which he or she has been a director and each incumbent director attended at least 75% of the meetings held by the committees of the Board on which he or she then served. Messrs. Calderoni and Henshall attended 100% of the meetings of our Board where a recusal was deemed unnecessary. All of our directors were present at our Annual Meeting of Stockholders in May 2019.

Board Committees

Our Board of Directors has a standing Audit, Compensation and a Nominating and Corporate Governance Committee. During fiscal 2019, our Board also formed a special committee to oversee the Transaction, referred to as our Transaction Committee. The Audit, Compensation and a Nominating and Corporate Governance Committees operate under a charter that has been approved by our Board of Directors in compliance with the NASDAQ Marketplace Rules, copies of which are available under the “Investor — Corporate Governance-Documents & Charters” section on our website, located at www.logmeininc.com.

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Corporate Governance (continued)

 The following table indicates the members of each Board Committee from January 1, 2019 to December 31, 2019:

Director Name:	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Transaction Committee
Robert M. Calderoni✽
Sara C. Andrews
Steven J. Benson
Ita M. Brennan
Michael J. Christenson
Edwin J. Gillis
David J. Henshall
Peter J. Sacripanti
Michael K. Simon(1)
William R. Wagner
Number of Meetings held in fiscal 2019	6	4	1	12

(1)	Mr. Simon resigned from our Board of Directors effective at the conclusion of the 2019 Annual Meeting of Stockholders.

✽ = Chairman of the Board    = Committee Chair   = Committee member

Audit Committee — During fiscal 2019, our Audit Committee was comprised of Mr. Gillis, who serves as chairman, Ms. Brennan, Mr. Henshall and Mr. Sacripanti. Our Board of Directors has determined that each Audit Committee member satisfies the requirements for financial literacy under the current requirements of the NASDAQ Marketplace Rules. Mr. Gillis is an “Audit Committee financial expert,” as defined by SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Global Select Market. Our Audit Committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal controls over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics;
•	reviewing our risk-management policies, data security programs and procedures as well as monitoring cybersecurity risks and the Company’s compliance with its data privacy obligations;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting-related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions; and
•	preparing the annual Audit Committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee — The members of our Compensation Committee are Mr. Henshall, who serves as chairman of the Committee, and Messrs. Benson, Calderoni and Christenson. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives used to set Chief Executive Officer compensation;
•	determining our Chief Executive Officer’s compensation;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers;
•	overseeing the evaluation of our senior executives;
•

approving equity awards (over a certain size) granted to employees, overseeing the Company’s annual equity budget and monitoring equity metrics and performance relative to that of our peer group and the market;

•	overseeing and administering our short and long-term incentive programs and ensuring they are aligned to the Company’s short and long-term, business goals;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and
•	preparing the annual Compensation Committee report required by SEC rules.

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Corporate Governance (continued)

None of our executive officers serve as a member of the Board of Directors or Compensation Committee, or other Committee serving an equivalent function, of any entity where a member of our Board of Directors or our Compensation Committee serves as an executive officer. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Nominating and Corporate Governance Committee — The members of our Nominating and Corporate Governance Committee are Mr. Benson, who serves as chairman of the Committee, and Messrs. Christenson and Sacripanti. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each Board Committee;
•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•	developing and recommending corporate governance principles to our Board of Directors;
•	oversight of our environmental, social and governance, or “ESG,” programs; and
•	overseeing an annual evaluation of our Board of Directors.

Transaction Committee — Our Transaction Committee is comprised of Messrs. Christenson, Gillis and Sacripanti. Earlier iterations of our Transaction Committee included Mr. Simon, who resigned from our Board in May 2019, and Mr. Calderoni, who recused himself once Elliot Management Corporation presented as a potential equity financing partner to Francisco Partners Management LP in connection with the Transaction. The Transaction Committee was formed by the Board as an advisory committee to administer and oversee the Company’s process to review potential strategic alternatives, including a potential sale transaction, and to act as a Board-level resource for our management and financial and legal advisors. The Transaction Committee was asked to provide regular updates to the Board and did not have the authority to approve any definitive transaction independent of the full Board.

Director Voting Standard

Our by-laws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In addition, our Corporate Governance Guidelines include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee, or another duly authorized Committee of the Board, will determine whether to accept or reject the tendered resignation generally within ninety days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the Nominating and Corporate Governance Committee’s (or other responsible Committee’s) decision.

The majority voting standard does not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, even if the number of nominees for director later no longer exceeds the number of directors to be elected, directors will instead be elected by a plurality of the votes cast, meaning that the nominees receiving the most votes will be elected.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to LogMeIn strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and the risk management practices of LogMeIn.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in the Company’s business or risk profile.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. Additionally, the Compensation Committee may delegate authority to one or more sub-committees as it deems appropriate. The processes and procedures followed by our Compensation Committee in considering and determining executive compensation are described below under the heading “Executive Compensation Discussion and Analysis.”

Transactions with Related Persons

Since January 1, 2019, we have not engaged in any transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers or holders of more than 5% of our voting securities, in which the amount involved exceeds $120,000.

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

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Corporate Governance (continued)

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is consistent with our best interests. The Audit Committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Communicating with our Board of Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominating and Corporate Governance Committee, subject to the advice and assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to review. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications to our Board of Directors on any topic should address such communications to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Board of Directors, c/o Corporate Secretary

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Director Compensation (continued)

Director Compensation

Overview of 2019 Director Compensation Program

Our Compensation Committee is responsible for overseeing our director compensation program and for making recommendations to our Board of Directors regarding the appropriateness of our director compensation levels. We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our Board of Directors. Our Compensation Committee has retained an independent compensation consultant, Compensia, Inc., or Compensia, who reports directly to the Compensation Committee and uses competitive market data to provide the Committee with compensation ranges that are consistent with the compensation offered by other companies within our peer group.

Mr. Wagner, our President and Chief Executive Officer, did not receive any compensation in connection with his service as a director during fiscal 2019. The compensation that we paid in 2019 to Mr. Wagner as an employee is discussed in the “Executive Compensation Discussion and Analysis” section beginning on page 37.

2019 Director Cash Compensation

For fiscal 2019, each of our non-employee directors were entitled to receive the annual cash retainer fees set forth in the tables below, which were paid in quarterly installments. We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their attending meetings of our Board of Directors.

The tables below summarize our 2019 non-employee director cash compensation program:

Board Membership	Annual Cash Retainer
General Board Member	$50,000
Chairman of the Board	$50,000
Independent Lead Director(1)	$50,000

(1)	Mr. Edwin J. Gillis served as our independent Lead Director prior to Mr. Calderoni succeeding Mr. Simon as Chairman in March 2019.

	Annual Committee Retainers
Board Committee	Committee Chairman	Committee Member
Audit	$25,000	$10,000
Compensation	$20,000	$10,000
Nominating and Corporate Governance	$10,000	$5,000
Transaction	N/A	$10,000	(1)

(1)

Represents a monthly amount payable to members of the Transaction Committee until formal dissolution of the committee. Members of the Transaction Committee also received a one-time stipend of $10,000 upon formation of the final iteration of the committee in December 2019.

2019 Director Stock Compensation

In addition to cash compensation, we also grant our non-employee directors restricted stock unit, or RSU, awards under our Amended and Restated 2009 Stock Incentive Plan. In determining the amounts of RSU awards to be granted to our non-employee directors, the Compensation Committee generally plans to grant awards that are deemed to be competitive with the equity awards granted by the other companies within our fiscal 2019 compensation peer group and other companies within our industry and region.

Each of our non-employee directors who served during fiscal 2019 were awarded a time-based RSU award with vesting conditions which were subject to their continued service as a director through their applicable vesting date. Pursuant to the individual award agreements, vesting rights typically cease after termination of service except in the case of death or disability or a change in control, as further described in the section entitled “Potential Payments Upon Termination or Change of Control” below. Prior to the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such RSU, including voting rights and the right to receive dividends.

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 In fiscal 2019, the following time-based RSU awards were granted to our non-employee directors:

Non- Employee Director	Shares of Common Stock Subject to Time-Based RSU Awards (#)(1)
Sara C. Andrews	3,161
Steven J. Benson	3,161
Ita M. Brennan	3,161
Robert M. Calderoni	3,161
Michael J. Christenson	3,161
Edwin J. Gillis	3,161
David J. Henshall	3,161
Peter J. Sacripanti	3,161
Michael K. Simon(2)	-

(1)

The 2019 RSU awards were granted at the May 30, 2019 meeting of our Board of Directors and the shares underlying these awards will become fully vested on the earlier of the 2020 Annual Meeting of Stockholders or the first anniversary of the date of grant, subject to the director’s continued service through such date.

(2)	Mr. Simon resigned from our Board of Directors effective at the conclusion of the 2019 Annual Meeting of Stockholders. Mr. Simon was not granted any RSU awards during fiscal 2019.

Director Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines, as amended in fiscal 2018, for our non-employee directors. Pursuant to these stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the date three (3) years from the date the guidelines became applicable to such non-employee director, own shares of the Company’s common stock having an aggregate value at least equal to three (3) times the amount of the annual cash retainer that we currently pay our non-employee directors for general service on our Board, excluding any additional retainers paid for serving on committees or as Lead Independent Director. Prior to amending the guidelines in 2018, our non-employee directors were required to own shares having an aggregate value equal to one times the annual cash retainer.

Director Compensation in Fiscal 2019

The following table sets forth information regarding compensation earned by our non-employee directors during 2019:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)		Total ($)
Sara C. Andrews	$50,000	$230,184	(5)	$280,184
Steven J. Benson	$70,000	$230,184	(5)	$300,184
Ita M. Brennan	$60,000	$230,184	(5)	$290,184
Robert M. Calderoni	$95,417	$230,184	(5)	$325,601
Michael J. Christenson	$85,000	$230,184	(5)	$315,184
Edwin J. Gillis	$101,250	$230,184	(5)	$331,434
David J. Henshall	$80,000	$230,184	(5)	$310,184
Peter J. Sacripanti	$85,000	$230,184	(5)	$315,184
Michael K. Simon(4)	$25,000	$—		$25,000

(1)

The amounts reported in this column represent the aggregate dollar amount, pro-rated for any partial year of service, of all fees earned or paid in cash to each non-employee director in fiscal 2019 for their service as a director, including any annual retainer fees, Committee and/or chairmanship fees and lead director fees.

(2)

The amounts shown in this column represent the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 14, 2020.

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Director Compensation (continued)

(3)

The following table shows the aggregate number of outstanding stock awards as of December 31, 2019 by each of our non-employee directors who served during 2019. None of our non-employee directors held stock options as of December 31, 2019:

Name	Stock Awards (#)
Sara C. Andrews	5,651
Steven J. Benson	3,161
Ita M. Brennan	6,403
Robert M. Calderoni	3,161
Michael J. Christenson	3,161
Edwin J. Gillis	3,161
David J. Henshall	3,161
Peter J. Sacripanti	3,161
Michael K. Simon	-

(4)	Mr. Simon resigned from our Board of Directors effective at the conclusion of the 2019 Annual Meeting of Stockholders.
(5)

Represents 3,161 RSU awards granted at the May 30, 2019 meeting of our Board of Directors. The shares underlying these awards will become fully vested on the earlier of the 2020 Annual Meeting of Stockholders or the first anniversary of the date of grant, subject to the director’s continued service through such date.

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PROPOSAL 2 (continued)

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020, subject to the consummation of the Transaction. Deloitte & Touche LLP is conflicted from continuing to serve as our independent registered public accounting firm following the closing of the Transaction due to an existing business relationship with Francisco Partners. Upon the closing of the Transaction, the Company will be required to engage a different independent accounting firm.

Although stockholder approval of our Audit Committee’s selection of Deloitte & Touche LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our Audit Committee will take that into consideration and may reconsider the selection. We expect that a representative of Deloitte & Touche LLP, which served as our independent registered public accounting firm for the year ended December 31, 2019, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

Our Board of Directors recommends a vote FOR this proposal.

Audit Committee Report

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2019. The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, our audited consolidated financial statements and the applicable requirements of the Public Company Accounting Oversight and SEC. The PCAOB requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following to the extent applicable or relevant:

•   methods to account for significant unusual transactions;

•   the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•   the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•   disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte & Touche LLP the matters disclosed in the letter and its independence with respect to LogMeIn, including a review of audit and non-audit fees and services, and concluded that Deloitte & Touche LLP is independent.

Based on its discussions with management and Deloitte & Touche LLP, and its review of the representations and information referred to above provided by management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit Committee of the Board of Directors of LogMeIn, Inc.,

Edwin J. Gillis, Chairman

Ita M. Brennan

David J. Henshall

Peter J. Sacripanti

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 Auditor Fees and Services

The following table presents the aggregate fees of Deloitte & Touche LLP, our independent registered public accounting firm, incurred by us for the years ended December 31, 2018 and 2019:

Fee Category	2018	2019
Audit Fees(1)	$2,000,300	$1,925,000
Tax Fees(2)	464,200	424,700
All Other Fees(3)	118,000	60,100
Total Fees	$2,582,500	$2,409,800

(1)

Audit fees consisted of fees for the audit of our annual financial statements, the review of our interim financial statements, the review of financial information included in our filings with the SEC, an assessment of the effectiveness of our internal controls over financial reporting in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.
(3)	All other fees consist principally of tax compliance services related to our expatriate employees, foreign jurisdiction government grant review, and subscription for research tools.

The Audit Committee of our Board of Directors believes that the non-audit services described above did not compromise Deloitte & Touche LLP’s independence. The Audit Committee’s charter, a copy of which can be found on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com, requires that all proposals to engage Deloitte & Touche LLP for services, and all proposed fees for these services, be submitted to the Audit Committee for approval before Deloitte & Touche LLP may provide the services. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next twelve months. Any pre-approval is also generally subject to a maximum dollar amount, and the Audit Committee is informed of each service once it has been provided.

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PROPOSAL  3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (A “SAY ON PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

Our objectives with respect to executive compensation are to (i) attract, motivate, and retain talented executive officers, (ii) promote the achievement of key financial and strategic performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals and (iii) align the incentives of our executives with the creation of value for our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and other business-related goals, and the realization of increased stockholder value. To achieve these objectives, our Compensation Committee, in conjunction with a third-party compensation consultant, reviews and evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive in our industry and region. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key financial and operational goals such as our financial and operational performance. We also provide a portion of our executive compensation in the form of time-based equity incentive awards, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our Company as reflected in stock price appreciation over the vesting period. The “Executive Compensation Discussion and Analysis” section of this proxy statement, beginning on page 37, describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board of Directors, with respect to the fiscal year ended December 31, 2019.

We are asking our stockholders to indicate their support and approval for our named executive officer compensation as described herein. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that, pursuant to Section 14A of the Exchange Act, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider any stockholder’s concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors recommends a vote FOR the approval of the compensation of the named executive officers.

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Our Executive Officers

Our executive officers and their respective ages and positions as of our record date, April 13, 2020, are as follows:

Name	Age	Employee Since	Title
William R. Wagner	53	2013	President and Chief Executive Officer
Edward K. Herdiech	53	2006	Chief Financial Officer and Treasurer
John B. Bennett	57	2017	Senior Vice President & General Manager, Identity and Access Management
Michael J. Donahue	46	2007	Senior Vice President, General Counsel and Secretary
Mark F. Strassman	51	2018	Senior Vice President & General Manager, Unified Communications & Collaboration
Marc R. van Zadelhoff	47	2018	Senior Vice President, Chief Operating Officer(1)

(1)	Mr. Van Zadelhoff’s employment with LogMeIn will end effective as of April 10, 2020.

Executive Officer Biographies

•

William R. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015 and has served on our Board of Directors since March 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to joining Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006. Mr. Wagner has also served as a member of the board of directors of Akamai Technologies, Inc. since April 2018.

•

Edward K. Herdiech has served as our Chief Financial Officer and Treasurer since January 2015. Mr. Herdiech joined the Company in December 2006 and has previously served in a number of key financial roles, including most recently as Senior Vice President, Finance from January 2014 to January 2015. Prior to joining LogMeIn, Mr. Herdiech held a number of finance positions at PTC Inc., a leading provider of 3D design software, product lifecycle management software and service management solutions.

•

John B. Bennett has served as Senior Vice President and General Manager of our Identity and Access Management business unit since January 2018. Mr. Bennett joined LogMeIn in January 2017 when GetGo, Inc., a once wholly owned subsidiary of Citrix Systems, Inc. where Mr. Bennett held several leadership roles, merged with LogMeIn. Mr. Bennett served as the General Manager of our Access business unit until his promotion in January 2018. Prior to joining GetGo, Mr. Bennett served as Vice President of Business Development for Vapps Inc., a company specializing in audio conferencing services, for more than ten years until its merger with Citrix in November 2008.

•

Michael J. Donahue has served as our Senior Vice President and General Counsel since September 2013 and as Corporate Secretary since December 2015. Mr. Donahue joined LogMeIn in June 2007 and previously served as our Vice President and General Counsel. From August 2005 to June 2007, Mr. Donahue served as Vice President and General Counsel of C.P. Baker & Company, Ltd., a Boston-based private equity firm. From September 1999 to August 2005, Mr. Donahue worked as a corporate attorney at Wilmer Cutler Pickering Hale and Dorr LLP.

•

Mark F. Strassman has served as our Senior Vice President and General Manager of our Unified Communications and Collaboration business unit since November 2018. Prior to joining LogMeIn, Mr. Strassman served as Chief Product Officer of Blue Jeans Networks, Inc., a world leader in video, audio and web conferencing solutions, from August 2016 to November 2018. Prior to joining Blue Jeans, Mr. Strassman served as Senior Vice President and Head of Product at BlackBoard, Inc. from May 2013 to July 2016. Mr. Strassman has also served in various Vice President and General Manager roles at Autodesk, Inc. from February 2003 to May 2013.

•

Marc R. van Zadelhoff has served as our Chief Operating Officer since November 2018. Prior to joining LogMeIn, Mr. Van Zadelhoff served as the General Manager of IBM Security, the enterprise security business unit of International Business Machines Corporation, or IBM, from January 2016 to November 2018. Prior to his appointment as General Manager of IBM Security, Mr. Van Zadelhoff served IBM in a number of key strategic, product and marketing leadership roles from January 2007 to December 2015, including Vice President of Worldwide Strategy and Product Management, and was responsible for overall product management, budget and positioning for IBM’s entire global security portfolio. Prior to joining IBM, Mr. Van Zadelhoff served as the VP Marketing and Business Development at Consul Risk Management from January 2002 to January 2007.

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Executive Compensation Discussion and Analysis

This Executive Compensation Discussion and Analysis describes our executive compensation philosophy, policies and practices, and also details the 2019 compensation paid to those individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2019, the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly compensated executive officers as of December 31, 2019, as well as one additional highly compensated executive officer who left the Company in September 2019. These individuals were as follows:

Name	FY2019 Title
William R. Wagner	President and Chief Executive Officer (our “CEO”)
Edward K. Herdiech	Chief Financial Officer and Treasurer (our “CFO”)
John B. Bennett	Senior Vice President & General Manager, Identity and Access Management
Lawrence M. D'Angelo	Former Senior Vice President, Chief Sales Officer(1)
Michael J. Donahue	Senior Vice President, General Counsel and Secretary
Marc R. van Zadelhoff	Senior Vice President, Chief Operating Officer

(1)	Mr. D’Angelo ceased serving as our SVP, Chief Sales Officer effective September 2019.

The above executive officers represent our named executive officers for the fiscal year ended December 31, 2019. In this Executive Compensation Discussion and Analysis, LogMeIn may also be referred to as “our,” “us,” “we,” or the “Company.”

Executive Summary

Use of non-GAAP Financial Measures

To supplement our consolidated financial statements which are prepared in accordance with generally accepted accounting principles in the United States and presented on a GAAP basis, the Company discloses certain non-GAAP financial measures in our Compensation Discussion and Analysis. Please see Annex A to this Proxy Statement for a reconciliation of these non-GAAP measures.

Significant 2019 Business Highlights

1.	EBITDA, Non-GAAP Earnings Per Share and Adjusted Free Cash Flow represent non-GAAP measures, a reconciliation of which has been included in Annex A to this Proxy Statement.

Our Executive Compensation Philosophy

We believe in the importance of aligning the financial interests of our executive officers with those of our stockholders. Therefore, a significant portion of our named executive officers’ compensation is designed to be variable and tied to our achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us incentivize our executive officers to create value for our stockholders.

Our executive compensation program has been designed to attract, retain and motivate talented executives. Accordingly, when setting individual executive compensation levels, the Compensation Committee generally targets executive compensation at levels that are competitive with other public companies in our industry and region with whom we compete for talent. Actual target pay positioning may vary by individual depending on the experience level and performance of the executive and other factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies.

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What We Do vs. What We Don’t Do

We believe in maintaining sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. Below we summarize those executive compensation policies and practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓   Emphasize Pay-for-Performance — in 2019 all of our executive officers received equity awards with performance-based vesting conditions and all of our executive officers (except for Mr. D’Angelo who was on a sales commission plan) participated in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, at least 50% of the target total direct compensation opportunity of our CEO consisted of performance-based equity and performance-based cash pay in 2019. Payouts under our cash incentive bonus plan are tied to Company operating income and revenue metrics and are capped at 120% and 200%, respectively, of each executive officer’s target bonus opportunity.

✓   Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers have a “double trigger” payment provision which requires both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓   Equity Ownership Guidelines — all of our Section 16 executive officers are required to, within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO and (ii) one times the base salary for all other executive officers.

✓   Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our executive compensation program, policies, and practices as disclosed in our proxy statement each year.

✓   Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, performance-based equity awards and annual performance-based cash incentive bonuses, which we believe incentivizes our executive officers to achieve performance results that deliver both short-term and long-term stockholder value.

✓   Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓   Engage an Independent Compensation Consultant — in addition to our Compensation Committee members, all of whom are independent directors, our Compensation Committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our Compensation Committee and provides the Committee with competitive market data and additional information needed to make informed compensation decisions. Our Compensation Committee reviews external competitive market data when making compensation decisions and annually reviews and, where appropriate, updates our compensation peer group.

✓   Avoid Undue Risk-Taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do

✘   No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.

✘   No Resetting of 2019 Performance Targets — we did not reset or amend any of the performance goals or targets used in our incentive compensation programs in 2019.

✘   No Option Repricing or Discounted Options/SARs — We do not provide discounted stock options or stock appreciation rights. Our 2009 Stock Incentive Plan prohibits the repricing, exchange or buyout of stock options or stock appreciation rights without stockholder approval.

✘   No Excise Tax Gross-Ups or Perquisites — we do not provide our executive officers with excise tax gross-ups, perquisites or fringe benefits.

✘   No Fixed Term or Evergreen Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary or guaranteed annual bonuses or equity awards.

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Executive Compensation Discussion and Analysis (continued)

How We Set our 2019 Executive Compensation Program

Results of Last Year’s “Say-on-Pay” Vote

At our 2019 Annual Meeting of Stockholders, approximately 95% of the votes cast by stockholders on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, were cast in support of the 2018 compensation of our named executive officers. While the “say-on-pay” vote is non-binding, the Compensation Committee and our Board of Directors pay close attention to the results and given the strong level of support evidenced by last year’s say-on-pay vote, the Compensation Committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes were necessary for our 2019 executive compensation program.

Nevertheless, the Compensation Committee and our Board of Directors continue to regularly monitor the executive compensation program to ensure it continues to align the interests of our executive officers with the interests of our stockholders.

A note Regarding Covid-19

It is important to note that the compensation described in this proxy relates to 2019 performance and executive compensation, neither of which were affected by the COVID-19 pandemic. However, it is reasonable to assume that the COVID-19 pandemic could significantly impact our 2020 financial results and compensation outcomes, which could, in turn, affect the decisions and actions taken by the Board and our executives with respect to our 2020 compensation programs in order to address the effect of the COVID-19 pandemic on LogMeIn's business operations.

Role of Stockholder Engagement

We believe in the importance of regularly engaging with our stockholders. In recent years, we have proactively reached out to many of our largest stockholders, as well as well-known proxy advisory firms, to solicit their feedback on the elements of our executive compensation program, our disclosure practices and our corporate governance in order to gain a better understanding of the practices they most value. Typically, our stockholder engagement team has consisted of one or more members of our investor relations, finance or legal teams. Stockholders also regularly meet with members of our senior management team to discuss our strategy and/or review our operational performance. During 2019, our Investor Relations team met with approximately 50 of our most active stockholders, which collectively held approximately 75% of our outstanding shares. These engagement efforts and meaningful conversations provided our management team with a valuable understanding of investors’ perspectives and an opportunity to exchange views.

Over the years, stockholder feedback has influenced certain changes made to our executive compensation program, including the introduction of performance-based RSU awards with multi-year performance periods for all of our executive officers, the implementation of an executive compensation recovery, or “clawback,” policy, and the establishment of stock ownership guidelines for our executive officers and non-employee directors. The Compensation Committee considers material stockholder feedback and the results of our say-on-pay votes when making compensation decisions for our named executive officers.

Stockholders who wish to communicate with our stockholder engagement team may do so by contacting our Investor Relations Department at the address below:

LogMeIn, Inc.

320 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-1301

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Executive Compensation Discussion and Analysis (continued)

Role of the Compensation Committee

The Compensation Committee of our Board of Directors oversees our executive compensation program and approves all executive compensation decisions. Near the beginning of each fiscal year, the Compensation Committee meets to review the executive compensation program, set the Company’s compensation peer group, establish the company-wide performance measures used to determine each executive officer’s annual cash bonus opportunities for the fiscal year and review the total compensation for our executive officers to ensure consistency with our overall compensation philosophy.

Role of Our Chief Executive Officer

We believe that our Chief Executive Officer is uniquely positioned to help our Board of Directors and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing us, our business and our industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. Our Chief Executive Officer is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company and help ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. For these reasons, the feedback and recommendations of our Chief Executive Officer is often taken into consideration by our Board of Directors and the Compensation Committee when setting compensation levels for our executive officers, other than himself.

Role of the Compensation Consultant and Other Advisors

The Compensation Committee has retained Compensia, a nationally-recognized compensation consulting firm, to serve as its independent compensation consultant. In this role, Compensia reports directly to the Compensation Committee and, as requested by the Committee, attends certain Compensation Committee meetings, executive sessions and preparatory meetings with the Committee chair. Compensia uses the competitive market data described below to provide the Committee with compensation ranges that are consistent with our compensation peer group for the Compensation Committee to consider and also reviews the Compensation Committee’s proposed compensation decisions. Compensia did not provide any other services for LogMeIn in 2019.

In compliance with the disclosure requirements of the SEC and the listing standards of NASDAQ regarding the independence of compensation consultants, the Compensation Committee has assessed each of the six independence factors established by the SEC and the NASDAQ and has determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee also does not raise any conflicts of interest.

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Executive Compensation Discussion and Analysis (continued)

Use of Competitive Market Data

Our Compensation Committee works with Compensia to regularly review competitive market data and analysis based on a select group of peer companies, including information about current market practices and trends, compensation structures and peer group compensation ranges. The comparative market data Compensia provides is based on a compensation peer group approved by the Compensation Committee with input from Compensia. Typically, this compensation peer group is primarily comprised of software-as-a-services (“SaaS”) companies that are considered comparable to LogMeIn based on financial criteria, such as revenue, market capitalization and growth history and potential.

For fiscal 2019, the compensation peer group differed from our fiscal 2018 compensation peer group due to certain companies who were no longer deemed comparable in terms of revenue and market capitalization (based on our fiscal 2018 results). As a result, the fiscal 2019 compensation peer group utilized in deriving market data to aid in setting our executive compensation program, consisted of the following software companies (the “2019 Peer Group”):

• ANSYS, Inc. (ANSS) • AthenaHealth, Inc. (36A.BE) • BlackBaud, Inc. (BLKB) • Box, Inc. (BOX) • Fair Isaac Corp. (FICO) • Fortinet, Inc. (FTNT) • Guidewire Software, Inc. (GWRE)	• Hubspot, Inc. (HUBS) • j2 Global, Inc., Inc. (JCOM) • Nuance Communications, Inc. (NUAN) • Pegasystems, Inc. (PEGA) • PTC Inc. (PTC) • RingCentral, Inc. (RNG) • Splunk, Inc. (SPLK)

•   Tableau Software, Inc. (DATA)

•   Tyler Technologies, Inc. (TYL)

•   The Ultimate Software Group, Inc. (ULTI)

•   Veeva Systems, Inc. (VEEV)

•   Verint Systems Inc. (VRNT)

•   Zendesk, Inc. (ZEN)

•   Zillow Group, Inc. (Z)

Our positioning with respect to the 2019 Peer Group expressed in terms of the last four quarters of their disclosed revenue and market capitalization as of December 31, 2018, is reflected in the following tables:

Company	Last Four Quarters Revenue ($MM)
Nuance Communications	$1,814.7
Fortinet	$1,801.2
Splunk	$1,640.6
Zillow Group	$1,333.6
athenahealth	$1,311.4
ANSYS	$1,293.6
PTC	$1,269.9
Verint Systems	$1,218.2
j2 Global	$1,207.3
LogMeIn	$1,204.0
Ultimate Software Group	$1,140.5
Fair Isaac	$1,030.0
Tyler Technologies	$935.3
Pegasystems	$891.6
Blackbaud	$848.6
Veeva Systems	$815.9
Guidewire Software	$724.9
RingCentral	$673.6
Zendesk	$598.7
Box	$581.3
HubSpot	$513.0
Tableau Software	$200.8
75th Percentile	$1,293.6
Median	$1,030.0
25th Percentile	$724.9
LogMeIn Percent Rank	60%

Company	30-Day Average Market Capitalization ($MM)
Splunk	$14,933.4
Veeva Systems	$13,051.3
ANSYS	$12,658.1
Fortinet	$12,135.4
PTC	$10,035.5
Ultimate Software Group	$7,781.2
Tyler Technologies	$7,186.8
Guidewire Software	$6,799.7
Zillow Group	$6,497.8
RingCentral	$6,292.5
Zendesk	$6,010.0
Fair Isaac	$5,371.4
athenahealth	$5,353.7
HubSpot	$4,985.0
LogMeIn	$4,350.6
Nuance Communications	$4,337.4
Pegasystems	$3,927.5
j2 Global	$3,484.4
Blackbaud	$3,169.0
Verint Systems	$2,886.9
Box	$2,534.8
Tableau Software	$893.4
75th Percentile	$7,781.2
Median	$6,010.0
25th Percentile	$3,927.5
LogMeIn Percent Rank	30%

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Executive Compensation Discussion and Analysis (continued)

Elements of Our Executive Compensation Program

The table below and the Executive Compensation Program Narrative that follows identify and describe the individual elements of our executive compensation program:

Element	Form of Compensation	Objectives & Factors
Base Salary	A fixed cash payment

•   Designed to establish a compensation foundation at levels that are competitive with our peers to attract and retain talented executives.

•   Factors considered when setting base salary levels include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, competitive market data and individual and Company performance.

•   Base salaries are evaluated on an annual basis and adjusted where deemed appropriate.

Annual Cash Incentive Bonus	A variable cash payment based on our actual level of achievement as measured against pre-established performance objectives

•   Designed to motivate and reward executives for the achievement of key pre-established financial and operational performance objectives for the applicable fiscal year as set by the Compensation Committee.

•   Factors considered when setting target bonus opportunities include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, competitive market data, and individual and Company performance.

•   Target bonus opportunities are established as a percentage of base salary and are evaluated on an annual basis and adjusted where deemed appropriate.

Equity Awards

Equity compensation, typically in the form of time-based RSU awards and performance-based RSU awards, the values of which may vary depending on our overall performance and attainment of performance targets

•   Designed to retain and motivate executives and align their interests with those of our stockholders by linking a percentage of their compensation with the creation of value for our stockholders.

•   Factors considered when determining equity award types and amounts include the grant date fair value of equity awards using, where applicable, a Monte Carlo simulation, the current and projected value of existing equity awards and the percentage of such existing equity awards that have vested, competitive market data, individual as well as Company performance, criticality of the individual role and how the award reasonably fits within the Company’s total equity budget at the time of grant.

•   It is in the discretion of our Board of Directors or Compensation Committee to determine the amounts and types of equity awards to be granted.

Other Benefits

Consists of general employee benefits, such as medical and dental care plans, vision, life insurance and disability insurance, as well as an employee assistance program, maternity and paternity leave plans, an employee stock purchase plan, or ESPP, and a Section 401(k) plan

•   These other benefits are offered to all employees and are designed to provide basic employee benefits generally consistent with those offered by other members of our compensation peer group. We make a 401(k) employer match equal to 50% of the amount contributed by the employee, up to a maximum of 6% of the employee’s earnings.

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Executive Compensation Discussion and Analysis (continued)

Summary of Fiscal 2019 Chief Executive Officer Compensation

Name:	William R. Wagner
Age:	53
Current Title(s):	President and Chief Executive Officer; Member of our Board of Directors
Tenure as CEO:	4 years, 5 months, beginning as of December 16, 2015

Mr. Wagner does not receive any compensation for his service as a member of our Board of Directors. Below is a summary of the compensation that Mr. Wagner received during fiscal 2019 for his service as President and Chief Executive Officer:

Name and Current Title	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William R. Wagner President & Chief Executive Officer	2019	$625,000	$7,853,510	$447,500	$27,830	$8,953,840

(1)

The amounts reported in this column represent the grant date fair value of the equity awards granted to Mr. Wagner in fiscal 2019, 50% of which were time-based restricted stock units while the remaining 50% were performance-based restricted stock units with vesting conditions tied to LogMeIn’s achievement of certain specified financial goals and a specified total stockholder return goal. The amount reported has been calculated in accordance with applicable accounting guidance for equity awards. The amounts shown in this column do not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2019. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 14, 2020.

(2)

The amounts reported in this column consist of the performance-based cash bonuses awarded to Mr. Wagner under our annual cash incentive bonus program for fiscal 2019 based on the Company’s achievement of certain performance goals established by the Compensation Committee.

(3)

The amounts reported in this column consist of medical insurance, dental insurance, life insurance, and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of Mr. Wagner.

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Executive Compensation Discussion and Analysis (continued)

Total Direct Compensation and Our Pay-for-Performance Alignment

The Compensation Committee evaluates executive compensation annually and bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. Over the years, this total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to our named executive officers.

Much like in recent years, at least 50% of Mr. Wagner’s 2019 total direct compensation opportunity was designed to be “at risk,” by tying at least half of his 2019 compensation opportunity to variable pay elements such as long-term equity incentive awards with performance-based vesting conditions, or PRSU awards, (as further described in the section below entitled “Equity Incentive Awards — Fiscal 2019 Equity Awards”) and our cash incentive bonus plan, which provides for a variable cash payment based on the Company’s achievement of certain pre-established financial goals. In addition, our other named executive officers as a group, had approximately 40% of their 2019 compensation opportunity tied to variable pay elements, which included long-term equity incentive awards with performance-based vesting conditions and awards under our cash incentive bonus plan.

By dedicating a meaningful percentage of our executives’ total direct compensation opportunity to these variable “at risk” pay elements rather than fixed pay elements like base salary, the Compensation Committee believes that we are able to better link executive incentives with the Company’s performance. The value of the target number of shares that may be earned under the 2019 PRSU awards granted to Mr. Wagner and to all of our named executive officers as a group, excluding Mr. Wagner, when calculated based on their fair value in accordance with applicable guidance for equity awards, represented 45% and 28%, respectively, of their total direct compensation opportunity, while 7% and 13%, respectively, of their 2019 total direct compensation opportunity was subject to our cash incentive bonus plan.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2019 equity awards granted to all of our named executive officers were comprised of a significant portion of PRSUs. The Compensation Committee believes that including PRSU awards in the total direct compensation opportunities of our executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders. Furthermore, time-based restricted stock units are subject to variation based on market reaction to the Company’s performance. Thus, 93% and 83%, of the total potential compensation our CEO and NEOs averaged as a group, respectively, was tied to variable pay elements in 2019.

The following charts illustrate the breakdown of the total direct compensation pay mix awarded to Mr. Wagner and the average of all named executive officers (excluding our CEO) in fiscal 2019:

CEO Target Compensation Mix CFO Target Compensation Mix Restricted Stock Units 42% Salary 6% Target Bonus 6% Performance Stock Units 46% Restricted Stock Units 41% Salary 9% Target Bonus 5% Performance Stock Units 45% 52% Performance-Based Pay 50% Performance-Based

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Executive Compensation Discussion and Analysis (continued)

Executive Compensation Program Narrative

Base Salaries

Overview

To ensure that we continue to attract, retain and motivate our executive officers, we believe that we must offer base salaries that are competitive with those base salaries offered by other similarly situated and sized companies in our industry. We believe that our base salaries are representative of the overall experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our executives are currently party to any employment agreement that provides for automatic or scheduled increases in their base salary.

Base salaries are reviewed by our Compensation Committee annually and are adjusted from time-to-time where deemed appropriate.

Fiscal 2019 Base Salaries

In establishing the base salaries for our named executive officers for fiscal 2019, our Compensation Committee considered the following factors:

•	LogMeIn’s financial profile and competitive environment;
•	the need to provide competitive compensation to attract, motivate and retain qualified leadership talent;
•	each named executive officer’s position, functional role and overall scope of responsibilities;
•

our Company’s overall performance against its stated goals, such as growth in sales and revenue, and the role each executive was expected to play in the Company achieving its financial, strategic and operational goals for fiscal 2019 and beyond;

•	the relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role;
•	the individual’s overall job performance; and
•	the base salaries of similarly situated executive officers in the market.

The following table sets forth the fiscal 2019 base salaries and the percentage increase over their fiscal 2018 base salaries for each of our named executive officers for the year ended December 31, 2019:

Name	2019 Base Salary		Percentage Increase Over 2018 Base Salary
William R. Wagner	$625,000		-
Edward K. Herdiech	$421,000		1.2%
John B. Bennett	$330,000		10.0%	(2)
Lawrence M. D’Angelo	$400,000	(1)	5.3%
Michael J Donahue	$354,000		-
Marc R. van Zadelhoff	$500,000		-	(3)

(1)	This amount represents Mr. D’Angelo’s annualized 2019 base salary, although he only served for a portion of 2019.
(2)	Mr. Bennett was promoted to SVP & GM, Identity and Access Management.
(3)	Mr. Van Zadelhoff joined LogMeIn in November 2018.

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Executive Compensation Discussion and Analysis (continued)

Annual Cash Incentive Bonuses

Overview

All of our named executive officers (except for Mr. D’Angelo who was on a sales commission plan as described further below) are eligible to earn an annual cash bonus under our performance-based annual Cash Incentive Bonus Plan. Our annual cash bonuses are intended to reward our executives for the achievement of our financial and operational performance goals and objectives for the applicable fiscal year. The target annual cash bonus opportunity (assuming achievement of 100% of our goals) for each named executive officer is set by the Compensation Committee at the beginning of each fiscal year and expressed as a percentage of the applicable executive officer’s base salary, with potential cash bonus opportunity generally commensurate with each executive’s role and responsibilities. Pursuant to the terms of our Cash Incentive Bonus Plan, the maximum aggregate amount that may be paid to any one bonus plan participant during any fiscal year is $3 million.

2019 Annual Cash Incentive Bonus Plan

For 2019, our named executive officers were eligible to earn an annual cash incentive bonus equal to the following percentages of their 2019 base salary:

Name of Executive Officer	2019 Target Cash Incentive Bonus Opportunity (as a percentage of 2019 Base Salary)	2019 Target Cash Bonus Opportunity (Assuming 100% Achievement of target performance levels)
William R. Wagner	100%	$625,000
Edward K. Herdiech	75%	$315,750
John B. Bennett	50%	$165,000
Michael J Donahue	50%	$177,000
Marc R. van Zadelhoff	100%	$500,000

At the beginning of each fiscal year, the Compensation Committee determines which key performance measures should be used to set the Company’s annual cash incentive bonus targets for the year. For fiscal 2019, the Company’s annual cash incentive bonus plan was tied to two key company-level performance measures:

•

Non-GAAP operating income, which is defined as our GAAP income from operations adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, litigation-related expense, restructuring charges, gain or loss on disposition of assets, and stock-based compensation expense; and

•	Non-GAAP revenue, which we define as our GAAP revenues adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.

For fiscal 2019, both performance measures and the target performance levels set by the Compensation Committee were prepared on a pro-forma basis excluding the financial results of the Jive acquisition. In addition to these company-level performance measures, Mr. Bennett’s 2019 annual bonus was also tied to non-GAAP revenue achievements for the Company’s Identity and Access Management (IAM) business unit as discussed in more detail below. Please see Annex A to this Proxy Statement for a reconciliation of these non-GAAP measures.

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Executive Compensation Discussion and Analysis (continued)

Our Compensation Committee believes that basing the annual cash incentive bonus plan on recognized indicators of overall top and bottom-line Company performance helps to align our executive incentives with the interests of our stockholders in a balanced manner as our Company’s achievement of the target performance levels set by the Compensation Committee for these measures should also translate into stockholder value. When setting the target performance levels for each performance measure, the Compensation Committee considers factors such as our historical performance, growth rates and current market conditions and designs each target performance level to require significant effort and rigorous operational success on the part of our executive officers and the Company as a whole.

During fiscal 2019, the target performance levels for the non-GAAP revenue and non-GAAP operating income measures for all of our named executive officers (excluding the General Managers of our three business units) were each weighted equally as being worth 50% of the potential 2019 cash incentive bonus opportunity for each named executive officer. The potential 2019 cash incentive bonus opportunity for Mr. Bennett, the General Managers of our IAM business unit, was also dependent upon an additional performance metric tied to his individual business unit’s achievement of a non-GAAP revenue target, which was weighted as being worth 50% of his potential cash incentive bonus opportunity. The other 50% was split evenly between the Company’s achievement of its non-GAAP revenue and non-GAAP operating income target measures.

For the purposes of calculating the 2019 annual cash incentive bonuses:

•

The non-GAAP revenue performance measure related to the Company’s and the individual business unit’s achievement required a threshold achievement level of at least 95% of the target performance level set by the Compensation Committee.

•	The non-GAAP operating income performance measure required the Company to achieve a threshold achievement level of at least 97% of the target performance level set by the Compensation Committee.
•

At the threshold levels (which are set forth in the tables below), 50% of the portion of each named executive officer’s potential 2019 cash incentive bonus opportunity that was tied to the non-GAAP operating income and non-GAAP revenue performance measures would be earned.

•

For the portion of each named executive officer’s cash incentive bonus opportunity that was tied to the non-GAAP revenue performance measures (including the Company and business unit non-GAAP revenue performance measures) and non-GAAP operating income performance measure, participants were subject to a performance threshold of 95% and 97%, respectively, and total maximum potential payout of 200% and 120%, respectively.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

The 2019 bonus achievements and payouts were calculated in accordance with the following:

2019 Cash Bonus Achievement Threshold and Payout
Company Non-GAAP Revenue Annual Achievement		Company Non-GAAP Operating Income Annual Achievement		Business Unit Non-GAAP Revenue Annual Achievement
Achievement Threshold %	Payout %	Achievement Threshold %	Payout %	Achievement Threshold %	Payout %
95%	50%	95%	0%	95%	50%
96%	60%	96%	0%	96%	60%
97%	70%	97%	50%	97%	70%
98%	80%	98%	70%	98%	80%
99%	90%	99%	90%	99%	90%
100%	100%	100%	100%	100%	100%
101%	105%	101%	102%	101%	105%
102%	110%	102%	104%	102%	110%
103%	115%	103%	106%	103%	115%
104%	120%	104%	108%	104%	120%
105%	125%	105%	110%	105%	125%
106%	130%	106%	112%	106%	130%
107%	135%	107%	114%	107%	135%
108%	140%	108%	116%	108%	140%
109%	145%	109%	118%	109%	145%
110%	150%	110%	120%	110%	150%
111%	155%	110%	120%	111%	155%
112%	160%	110%	120%	112%	160%
113%	165%	110%	120%	113%	165%
114%	170%	110%	120%	114%	170%
115%	175%	110%	120%	115%	175%
116%	180%	110%	120%	116%	180%
117%	185%	110%	120%	117%	185%
118%	190%	110%	120%	118%	190%
119%	195%	110%	120%	119%	195%
120%	200%	110%	120%	120%	200%

Typically, annual cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual results versus the target performance levels established by the Compensation Committee at the beginning of the year. In the event that the Company’s actual results exceed or fall short of the target performance levels, cash incentive bonus amounts are increased or decreased accordingly. Our actual 2019 cash incentive bonus plan results versus the Compensation Committee’s pre-established target performance levels for non-GAAP operating income and non-GAAP revenues were as follows:

Fiscal 2019 Performance Measures(1)	Target Performance Level (in millions)	Actual 2019 Cash Incentive Bonus Plan Results (in millions)
Cash Incentive Bonus Plan Non-GAAP Operating Income	$358.1	$349.4
Cash Incentive Bonus Plan Non-GAAP Revenue	$1,285.1	$1,261.6
Cash Incentive Bonus Plan Non-GAAP Revenue - IAM(2)	$385.9	$401.0

(1)	A reconciliation of these non-GAAP measures has been included in Annex A to this Proxy Statement.
(2)	Mr. Bennett serves as the General Manager of our Identity and Access Management (IAM) business unit.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

The Company achieved 97.6% of the 2019 non-GAAP operating income target, 98.2% of its non-GAAP revenue target, while the IAM Business Unit achieved 103.9% of its non-GAAP revenue target performance level, which resulted in an achievement of 61.4%, 81.8% and 119.7%, respectively, of the performance measure set by the Compensation Committee. When the results of the applicable performance measures were weighed together for our named executive officers, the 2019 annual cash incentive bonuses were awarded at approximately 71.6% of the established target performance levels for all named executive officers, excluding Mr. Bennett, whose 2019 annual cash incentive bonus was awarded at approximately 95.6% of the established target performance levels. The actual amounts earned by each named executive officer were as follows:

Named Executive Officer	Fiscal 2019 Bonus Payment(1)
William R. Wagner	$447,500
Edward K. Herdiech	$226,077
John B. Bennett	$157,773	(2)
Michael J Donahue	$126,732
Marc R. van Zadelhoff	$358,000

(1)	These amounts represent annual cash incentive bonuses that were earned in fiscal 2019 but paid in 2020.
(2)

Mr. Bennett’s fiscal 2019 bonus payment is calculated as follows: (i) 50% is based on the achievement of the IAM business unit’s non-GAAP revenue target performance level, (ii) 25% is based on the Company’s achievement of its non-GAAP revenue target performance level, and (iii) 25% is based on the Company’s achievement of its non-GAAP operating income target performance level.

Mr. D’Angelo’s Fiscal 2019 Sales Commission Cash Incentive Plan

As our Senior Vice President, Chief Sales Officer, Mr. D’Angelo was not eligible to receive a bonus under our annual cash incentive bonus plan, but instead was assigned an annual sales quota approved by the Compensation Committee at the beginning of the year and was entitled to receive a monthly commission based on a percentage of the Company’s monthly sales bookings for each calendar month. The monthly sales bookings levels used to calculate Mr. D’Angelo’s commissions tracked the total contract value associated with subscription business closed during the applicable calendar month. Sales bookings are internal measures that we use to monitor our business and are not publicly disclosed in any form. We keep the target sales bookings levels and the percentage used to calculate Mr. D’Angelo’s commissions confidential for both operational and competitive reasons, but generally the annual sales quota assigned to Mr. D’Angelo and the sales bookings target levels for each calendar month are set at levels our Board of Directors has determined would require significant effort to achieve and would not be met by average or below average performance.

Mr. D’Angelo ceased serving as our Chief Sales Officer effective September 30, 2019. Based on our actual results for the nine months ended September 30, 2019, Mr. D’Angelo earned $295,351 in sales commissions.

Compensation Recovery (“Clawback”) Policy

The bonus awards granted under our annual cash incentive bonus plan are subject to our executive compensation recovery, or “clawback,” policy. This policy requires the reimbursement of excess incentive-based cash compensation paid to our executive officers in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any one of our executive officers. Pursuant to this policy, the Company may clawback the portion of any incentive-based cash compensation from our executive officers to the extent that the cash compensation paid was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based cash compensation paid after the date of adoption of the policy (November 14, 2013) and it covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

We also continue to monitor the SEC’s actions and will amend the policy to comply with the final regulations under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act when they are adopted by the SEC.

In addition, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse the Company for any bonus or other incentive-based compensation they received pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Equity Incentive Awards

Overview

Our equity incentive award program is the primary compensation vehicle used to offer long-term incentives to our executive officers. Historically, we have granted all of our employees, including our executive officers, stock-based awards under our Amended and Restated 2009 Stock Incentive Plan (our “2009 Plan”), typically in the form of stock options or restricted stock units, or RSUs. We believe that equity incentive awards provide our executive officers with a strong link to our Company’s long-term performance, create an ownership culture within our Company and help to further align the interests of our executive officers with those of our stockholders by incentivizing them to create stockholder value.

The Compensation Committee believes that RSU awards are a valuable component of our annual compensation program for a number of reasons, including the fact that the majority of executive compensation packages offered by the companies in our compensation peer group include RSUs, RSUs are potentially less dilutive to the Company’s earnings per share than options, and the effectiveness of RSUs as a retention tool for retaining executive officers and other key employees since the time-based vesting feature of our equity awards incentivizes our executive officers to remain in our employment throughout the duration of their applicable vesting periods.

When determining the size of the RSU awards to be granted to our named executive officers, our Compensation Committee generally estimates the grant date fair value of potential stock awards to be granted and also considers other factors such as:

(1)

the importance of each named executive officer to LogMeIn’s success and their expected contributions to the Company’s overall business goals as well as the relative ease or difficulty of replacing the executive with a well-qualified person;

(2)	the need to attract and retain qualified individuals in a competitive public company environment;
(3)	the portion of their existing equity incentive awards that have not yet vested;
(4)	competitive market data provided by Compensia; and
(5)	the overall value of granting RSU awards as a retention tool.

April 2019 Equity Awards

In keeping with the Company’s pay-for-performance philosophy, 50% of the equity awards granted to Messrs. Wagner, Herdiech and Van Zadelhoff in April 2019 were time-based RSUs, while the remaining 50% of the equity awards granted to Messrs. Wagner, Herdiech and Van Zadelhoff were PRSUs. The rest of the Company’s executive officers, including each of the named executive officers, also received both time-based RSUs and PRSUs with a 75%/25% mix, respectively. The PRSUs granted to all of our named executive officers were weighted equally between PRSUs tied to the Company’s achievement of a specified non-GAAP revenue target and PRSUs subject to a market-based vesting condition tied to the Company’s achievement of a three-year relative total stockholder return goal, each as described further below. In deciding to grant all executives PRSU awards, our Compensation Committee determined that, since the individual performances and decisions of our executive team have a direct influence on our Company’s overall performance, it was especially important to align their interests with those of our stockholders by linking a meaningful percentage of their target total direct compensation with the creation of value for our stockholders.

The number of shares of our common stock underlying the April 2019 RSU and PRSU awards granted to our named executive officers were as follows:

		Revenue-Based PRSU Shares			Market-Based PRSU Shares
Name	Shares of Common Stock Subject to Time-Based RSU Awards(#)	Minimum Number of Performance Shares (#)(1)	Target Number of Performance Shares (#)(2)	Maximum Number of Performance Shares (#)(3)	Minimum Number of Performance Shares (#)(4)	Target Number of Performance Shares (#)(2)	Maximum Number of Performance Shares (#)(5)
William R. Wagner	46,155	0	23,077	46,154	0	23,078	46,156
Edward K. Herdiech	12,308	0	6,154	12,308	0	6,154	12,308
John B. Bennett	11,077	0	1,846	3,692	0	1,846	3,692
Lawrence M. D’Angelo	13,846	0	2,307	4,614	0	2,308	4,616
Michael J. Donahue	10,615	0	1,769	3,538	0	1,769	3,538
Marc R. van Zadelhoff	12,308	0	6,154	12,308	0	6,154	12,308

(1)	Assumes a performance percentage (as described further below) of 97.4% or less.
(2)	Assumes a performance percentage (as described further below) of 100%.
(3)	Assumes a performance percentage (as described further below) of 105% or more.
(4)	Assumes a performance percentage (as described further below) of 67% or less.
(5)	Assumes a performance percentage (as described further below) of 133% or more.

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Executive Compensation Discussion and Analysis (continued)

The PRSU awards granted to our named executive officers in April 2019 provided for two different achievement criteria over two separate performance periods. In deciding to measure the Company’s performance in two different ways over two- and three-year performance periods, the Compensation Committee determined that it was important to align executive compensation with the Company’s publicly stated goal of driving revenue growth in 2020 and beyond while also maintaining a long-term relative total stockholder return metric to continue to align executive compensation with the creation of stockholder value. By staggering the vesting schedules of the PRSUs over two- and three-year performance periods, the Compensation Committee hoped to maximize the retention value of these awards by incentivizing the award recipients incrementally over the longer three-year performance period.

2019 Revenue-Based PRSUs

In February 2019, we announced a strategic growth plan that included incremental investments to fund additional sales capacity, marketing programs and research and development initiatives, designed to further accelerate revenue growth. In an effort to align executive compensation with this revenue growth goal, 50% of the 2019 PRSUs were granted with a performance-based vesting condition tied to the Company’s achievement of a fiscal 2020 non-GAAP revenue target. Vesting is subject to (a) the individual’s continued service with the Company through the vesting date of March 21, 2021, and (b) the Company’s achievement of at least 97.5% of the non-GAAP revenue target performance level set by the Compensation Committee. Upon vesting, the Compensation Committee will determine the number of shares of the Company’s common stock earned, which may range from 0% to 200% of the target number of shares granted depending on the Company’s level of achievement, as follows:

•	If the Company’s achievement of the non-GAAP revenue target performance level equals 97.4% or less, 0 shares subject to the PRSU shall vest;
•	If the Company’s achievement of the non-GAAP revenue target performance level equals 97.5%, 50% of the shares subject to the PRSU shall vest;
•	For each 0.5% achievement between 97.5% - 100%, the number of shares subject to the PRSU that may be earned will increase by 10%.
•	If the Company’s achievement of the non-GAAP revenue target performance level equals 100%, then 100% of the target number of shares shall vest;
•

For each 0.5% achievement beyond 100%, the number of shares subject to the PRSU that may be earned will increase pro rata up to a maximum of 200% of the target number of shares, which shall be achieved at 105% of the achievement of the non-GAAP revenue target performance level.

For purposes of the revenue-based PRSUs, non-GAAP revenue is defined in the same manner as under our annual cash incentive bonus plan.

2019 Market-Based PRSUs

The remaining 50% of the PRSUs granted to executives in 2019 were market-based PRSUs with a relative total stockholder return, or TSR, performance metric. Specifically, the vesting of these PRSUs is tied to (a) the level of TSR realized by the Company’s stockholders over a three-year performance period from April 1, 2019 to April 1, 2022, as compared to the TSR realized for that same period by the S&P North American Technology Software Index, or the Index, which was selected by the Compensation Committee due to the fact that it is a well-known index specific to the Company’s industry that would be relatively simple for stockholders to track for the purposes of measuring the Company’s long-term performance, and (b) the individual’s continued service with the Company through the applicable performance period.

Upon the conclusion of the performance period, the Compensation Committee shall determine the number of shares of our common stock earned by using the following formula:

Relative Performance Percentage = 100% + (the Company’s TSR – the Index’s TSR)

Once the applicable Relative Performance Percentage is calculated, the Compensation Committee will use this percentage to determine the actual number of shares of the Company’s common stock earned, which may range from 0% to 200% of the target number of shares granted depending on the Company’s level of achievement, as follows:

•	If the Relative Performance Percentage equals 67% or less, 0 shares subject to the PRSU shall vest;
•

If the Relative Performance Percentage falls between 68%—100%, then 100% of the target number of shares shall vest, minus 3% of the target number of shares for every 1% Relative Performance Percentage below 100%;

•	If the Relative Performance Percentage equals 100%, then 100% of the target number of shares shall vest;
•

If the Relative Performance Percentage falls between 100%—133%, then 100% of the target number of shares shall vest, plus an additional 3% of the target number of shares for every 1% Relative Performance Percentage above 100%, up to 133%; and

•

If the Relative Performance Percentage equals 134% or more, then 200% of the target number of shares shall vest. In no event shall the total number of shares that vest under each PRSU award exceed 200% of the target number of shares.

Notwithstanding the foregoing, in the event the Company’s TSR for a particular performance period is negative, then the total number of shares underlying the 2019 PRSU awards for such performance period that may be earned shall be capped at 100% of the on-target amount for such period, regardless of the Company’s TSR performance as compared to the Index’s TSR in such period.

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Executive Compensation Discussion and Analysis (continued)

2019 Vesting of Our February 2017 GoTo Merger-Related Equity Awards

In February 2017, shortly after the Company completed the GoTo Merger, the Compensation Committee had granted the Company’s executive officers a Merger-related equity award comprised of 50% time-based RSUs and 50% PRSUs with a performance-based vesting condition tied to the Company’s achievement of two Adjusted EBITDA Margin goals as measured over performance periods, with 50% of the PRSU subject to the performance period starting on January 1, 2017 and ending on December 31, 2017 and the remaining 50% of the PRSU subject to the performance period starting on January 1, 2018 and ending on December 31, 2018. The Compensation Committee believed that the Adjusted EBITDA Margin measure was the financial operating measure that most closely resembled the Company’s publicly-stated $100 million synergy goal and that by using the Adjusted EBITDA Margin measure they were aligning a substantial portion of our named executive officer’s equity compensation with the realization of the $100 million synergy goal and the creation of value for our stockholders. Both the time-based and performance-based portions of the RSU awards were scheduled to vest, subject to the satisfaction of their respective vesting conditions, on February 14, 2019.

For the time-based portion of the RSU awards, 100% of the shares subject to the time-based RSU awards vested on February 14, 2019. The PRSU portion of the awards was measured in February 2019 and, based on the Company’s performance during the January 1, 2017 through December 31, 2017 and January 1, 2018 through December 31, 2018 performance periods, the Compensation Committee deemed the performance-based vesting condition was achieved, resulting in 100% of the Merger-related PRSUs being earned by our executive officers.

The following table summarizes the number of shares earned by our named executive officers under the Merger-related equity awards, which fully vested as of February 14, 2019:

Name Executive Officer	Shares of Common Stock Subject to Time-Based RSU Awards(1)		Shares of Common Stock Subject to Performance- Based RSU Awards(#)(2)
William R. Wagner	14,078		14,078
Edward K. Herdiech	5,922		5,922
John B. Bennett	-	(3)	-	(3)
Lawrence M. D’Angelo	5,680		5,680
Michael J. Donahue	4,854		4,854
Marc R. van Zadelhoff	-	(4)	-	(4)

(1)

These time-based RSUs had a vesting commencement date of February 14, 2017. 100% of shares subject to the time-based RSU awards vested on February 14, 2019, the two-year anniversary of the vesting commencement date.

(2)

These PRSUs had a vesting commencement date of February 14, 2017. 100% of shares subject to the PRSUs vested on February 14, 2019, the two-year anniversary of the vesting commencement date. This vesting was subject to (i) the Company’s achievement of its specified Adjusted EBITDA Margin target as measured over two performance periods, with 50% of the PRSU subject to the performance period starting on January 1, 2017 and ending on December 31, 2017 and the remaining 50% of the PRSU subject to the performance period starting on January 1, 2018 and ending on December 31, 2018; and (ii) the executive continuing to be an employee, officer or director of, or consultant or advisor to, the Company on the vesting date.

(3)	At the time of grant, Mr. Bennett was not yet an executive officer of the Company and therefore did not receive a GoTo Merger-related award in February 2017.
(4)	Mr. Van Zadelhoff joined the Company in November 2018 and therefore, did not receive any GoTo Merger-related equity awards in fiscal 2017.

Treatment of Equity Awards in Connection with Our Pending Transaction

Under the terms of the Merger Agreement we entered into in December 2019 with Logan Parent, LLC and Logan Merger Sub, Inc., upon the closing of the Transaction, the equity-based awards held by LogMeIn’s named executive officers will be treated as follows:

•

Each option to purchase shares of the Company’s common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger will, automatically and without any required action on the part of the optionholder, be cancelled and entitle the optionholder to receive an amount in cash equal to the product of (x) the total number of shares of the Company’s common stock underlying the option multiplied by (y) the excess, if any, of $86.05 over the exercise price of such option. Any options which have an exercise price equal to or greater than $86.05, will be cancelled for no consideration;

•

Each time-based RSU award that is outstanding immediately prior to the effective time of the Merger will, whether vested or unvested, automatically and without any required action on the part of the holder thereof, be cancelled and will entitle the holder thereof to receive an amount in cash equal to $86.05 with respect to each share of Company common stock subject to the time-based RSU, which amount will be paid subject to satisfaction of the same vesting schedule and other terms and conditions which were applicable to the RSU award immediately prior to the effective time of the Merger; and

•

Each PRSU award that is subject to either market-based vesting conditions or performance-based vesting conditions, which is outstanding immediately prior to the effective time of the Merger will, automatically and without any required action on the part of the holder thereof, be cancelled and will entitle the holder thereof to receive an amount in cash equal to the product of $86.05 multiplied by the number of shares of Company common stock deemed to have been “earned” under the applicable PRSU award. Such amount will be paid to the holder subject to the same service-based vesting schedule and other terms and conditions which were applicable to the PRSU immediately prior to the effective time of the Merger. Pursuant to the terms of the Merger Agreement, the number of shares underlying the PRSU awards that have been “earned” shall be calculated as follows: (i) with respect to PRSUs that are subject to market-based vesting conditions, the number of shares of Company common stock subject to such award that would be deemed earned shall be based on the Company's actual level of achievement of its relative TSR goal as of the effective time of the Merger, based on the price per share of $86.05, and (ii) with respect to PRSUs that are subject to revenue-based vesting conditions, the target number of shares of the Company common stock subject to such PRSU award will be deemed to have been earned.

The equity awards granted to our named executive officers also remain subject to the “double-trigger” vesting provisions described further below in the section entitled “Potential Payments Upon Termination or Change of Control.”

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Executive Compensation Discussion and Analysis (continued)

Additional Elements of our Compensation Program

Employee Stock Purchase Plan

In May 2019, our stockholders approved the LogMeIn, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) enabling eligible employees to purchase LogMeIn shares pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code. The ESPP permits participants to purchase common stock through payroll deductions of up to 25% of their eligible compensation; provided that no employee may accrue the right to purchase stock at a rate in excess of $25,000 worth of shares during any calendar year in which the right is outstanding. We believe that offering the ESPP provides eligible employees with a convenient means of acquiring an equity interest in the Company, thereby enabling them to more readily participate in the ownership culture within the Company, whilst also providing an incentive for continued employment and helping to create and further align the interests of our employees with those of our stockholders by incentivizing them to create stockholder value.

New Hire Sign-on Bonuses

From time-to-time, we may provide sign-on bonuses to new executive hires, subject to our Compensation Committee’s determination that such a sign-on bonus is necessary and appropriate to attract and retain top-executive talent from other companies. We believe that, when used properly, sign-on bonuses can be an effective means of offsetting the compensation opportunities executives typically must forfeit when they leave a former employer to join LogMeIn. None of our named executive officers receive a sign-on bonus during 2019.

Exchange Act Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from them. Once entered into, the director or executive officer may amend or terminate the plan only in certain circumstances. We have implemented an internal policy that prevents our directors and executive officers from selling any shares of our common stock outside of a Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.

Tax Considerations for Equity Awards

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a corporation’s Chief Executive Officer and certain other executive officers. Compensation that qualified as “performance-based” under Section 162(m) of the Internal Revenue Code was exempt from this $1 million limitation. As part of Tax Reform, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. Although we maintained compensation arrangements that were intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code prior to the Tax Reform, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million.

The Compensation Committee believes that the tax deduction is only one of several relevant considerations in setting compensation and stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Stock Ownership Guidelines

Each current executive officer (defined for purposes of the ownership guidelines as each executive officer subject to Section 16 of the Exchange Act) or newly appointed executive officer is required to own, within five years from the date of his/her hire or promotion, shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO and (ii) one times the base salary for all other executive officers. Each executive officer remains subject to the stock ownership guidelines as long as they continue to be employed by the Company as an executive officer. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the Compensation Committee’s sole discretion.

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Executive Compensation Discussion and Analysis (continued)

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits any employee, including the named executive officers, and any member of the Board of Directors from “hedging” ownership of Company securities by engaging in short sales or trading in any puts, calls and other derivatives involving Company securities. In addition, all of our executive officers and members of our Board of Directors are prohibited from purchasing Company securities on margin, borrowing against Company securities held in a margin account and pledging Company securities as collateral for a loan.

Equity Award Grant Policy

Equity award grants are made on a quarterly basis in the discretion of our Board of Directors or Compensation Committee consistent with our incentive compensation program objectives. The exercise price of any stock options granted pursuant to the 2009 Plan may not be less than the fair market value of the common stock on the date of grant.

Severance and Change in Control Benefits

Our named executive officers are entitled to certain severance payments and benefits in connection with a qualifying termination of employment, including a qualifying termination of employment occurring in connection with a change in control. For more detail regarding these benefits and why we grant them, please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below.

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Executive Compensation Discussion and Analysis (continued)

Fiscal 2019 Executive Compensation Tables

2019 Summary Compensation Table

The following table sets forth information regarding the compensation paid to and either received or earned by our named executive officers during fiscal 2019, fiscal 2018 and fiscal 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)(9)		All Other Compensation ($)(11)	Total ($)
William R. Wagner	2019	$625,000		—		$7,853,510	(6)	$447,500		$27,830	$8,953,840
President and Chief Executive Officer	2018	625,000		—		6,007,940	(7)	558,750		32,530	7,224,220
	2017	580,000		—		8,784,067	(7)(8)	564,378		29,109	9,957,554
Edward K. Herdiech	2019	419,750		—		2,094,267	(6)	226,077		9,693	2,749,787
Chief Financial Officer and Treasurer	2018	416,000		—		1,922,576	(7)	223,142		7,872	2,569,590
	2017	400,000		—		3,695,392	(7)(8)	194,613		8,434	4,298,439
John B. Bennett	2019	322,500		—		1,234,669	(6)	157,773		18,595	1,733,537
SVP & GM, Identity and Access Management	2018	300,000		—		1,192,128	(7)	134,100		12,356	1,638,584
	2017	238,050	(1)	—		267,188		59,596		14,884	579,718
Lawrence M. D’Angelo	2019	296,539	(2)	—		1,543,321	(6)	295,351	(2)(10)	23,211	2,158,422
Former SVP, Chief Sales Officer	2018	380,000		—		2,384,367	(7)	407,315	(10)	27,676	3,199,358
	2017	360,000		—		2,234,699	(8)	345,347	(10)	25,771	2,965,817
Michael J. Donahue	2019	354,000		—		1,183,172	(6)	126,732		26,483	1,690,387
SVP, General Counsel and Secretary	2018	354,000		—		1,144,413	(7)	158,238		26,160	1,682,811
	2017	300,000		—		1,909,898	(8)	165,421		23,625	2,398,944
Marc R. van Zadelhoff	2019	500,000		—		2,094,267	(6)	358,000		24,405	2,976,672
SVP, Chief Operating Officer	2018	65,385	(3)	275,000	(4)	5,790,952	(7)	60,008	(3)	1,545	6,192,890
	2017	—		—		—		—		—	—

(1)	Amount represents a pro-rated portion of Mr. Bennett’s $260,055 2017 base salary based on his start date of February 1, 2017 following the GoTo Merger.
(2)

Amount reported represents a pro-rated portion of Mr. D’Angelo’s 2019 base salary of $400,000 and the amount reported in the “Non-Equity Incentive Plan Compensation” column represents a pro-rated portion of his annual commission, further described in Footnote 11 below, actually earned and paid in 2019 based on his departure date in September 2019.

(3)

Amount reported in the “Salary” column represents a pro-rated portion of Mr. Van Zadelhoff’s 2018 base salary of $500,000 and the amount reported in the “Non-Equity Incentive Plan Compensation” column represents a pro-rated portion of his 2018 target bonus of $500,000 based on his start date in November 2018, which was actually paid in 2018.

(4)	Amount represents Mr. Van Zadelhoff’s new hire sign-on bonus of $275,000, which was paid within 30 days of his start date.
(5)

The amounts reported in this column represent the grant date fair value of time-based and, where applicable, performance-based, RSU awards granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718. The amounts shown in this column do not represent the actual amounts paid to or that may be realized by the named executive officers during the applicable year or in the future. The assumptions used by us with respect to the valuation of these equity awards are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 14, 2020. The individual awards granted in fiscal 2019 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2019.”

(6)

The amounts reported include (i) revenue-based PRSU awards subject to a performance-based vesting condition tied to the Company’s achievement of a fiscal 2020 non-GAAP revenue target, and (ii) market-based awards PRSU awards with a vesting condition based on the level of TSR realized by the Company’s stockholders over a three-year performance period, as compared to the TSR realized for that same period by the S&P North American Technology Software Index. The grant date fair value of the market-based PRSUs was determined using a Monte Carlo valuation model on the date the PRSU awards were granted. The grant date fair value of the revenue-based PRSUs are shown based on the probable outcome of the performance condition as of the grant date. Assuming the highest level of performance is achieved, the grant date fair value of the 2019 RSU awards granted to our named executive officers would be $11,916,771 for Mr. Wagner, $3,177,803 for Mr. Herdiech, $1,559,693 for Mr. Bennett, $1,732,772 for Mr. D’Angelo, $1,494,640 for Mr. Donahue, and $3,177,803 for Mr. Van Zadelhoff.

(7)

The amounts reported include market-based PRSU awards which may be earned based on the level of TSR realized by the Company’s stockholders over (i) a two-year performance period, and (ii) a three-year performance period, as compared to the TSR realized for that same period by a recognized stock index. For the purposes of calculating the actual number of shares of our common stock into which the market-based PRSU awards will convert, 50% of the target shares underlying the market-based PRSU awards have been allocated to the two-year performance period, while the remaining 50% of the target shares have been allocated to the three-year performance period. Consistent with FASB ASC Topic 718, the grant date fair value for both the two- and three-year TSR performance periods are included in the amounts reported for the year of grant and was determined using a Monte Carlo valuation model on the date the PRSU awards were granted.

(8)

The amounts reported include performance-based RSU awards with a performance-based vesting condition tied to the Company’s achievement of a two-year Adjusted EBITDA Margin goal, as measured over two performance periods with 50% of the PRSU subject to the performance period starting on January 1, 2017 and ending on December 31, 2017 and the remaining 50% of the PRSU subject to the performance period starting on January 1, 2018 and ending on December 31, 2018. If the Adjusted EBITDA Margin target for a performance period is not achieved, the portion of the PRSUs subject to that performance period shall be forfeited. For more detail regarding the performance of these awards, please refer to the section entitled “2019 Vesting of our February 2017 GoTo Merger-Related Equity Awards.”

(9)

The amounts reported in this column consist of cash incentive bonuses paid under our annual cash incentive bonus plan for the applicable year. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of this program. Typically, annual cash incentive bonuses earned by our named executive officers in a fiscal year are typically paid in March of the following fiscal year.

(10)

As our Senior Vice President and Chief Sales Officer, Mr. D’Angelo did not participate in our annual cash incentive bonus plan, but was instead assigned an annual sales quota by the Compensation Committee at the beginning of each year and was entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month. The amounts reported consist of the annual commission earned by Mr. D’Angelo in each fiscal year.

(11)

The amounts reported in this column consist of medical insurance, dental insurance, life insurance and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of the named executive officer for the applicable year.

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Executive Compensation Discussion and Analysis (continued)

Grants of Plan-Based Awards in 2019

The following table sets forth information regarding the grant of plan-based awards made during fiscal 2019 to our named executive officers:

		Estimated Possible Payouts Under Non-Equity	Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of	Grant Date
Name	Grant Date	Incentive Plan Awards Target($)(2)	Threshold (#)	Target (#)		Maximum (#)	Shares of Stock or Units(#)(7)	Fair Value Of Stock and Option Awards ($)(8)
William R. Wagner	—	$625,000	—	—		—	—	—
	4/01/2019	—	—	23,077	(5)	46,154	—	$1,895,083
	4/01/2019	—	—	23,078	(6)	46,156	—	$2,168,178
	4/01/2019	—	—	—		—	46,155	$3,790,249
Edward K. Herdiech	—	$315,750	—	—		—	—	—
	4/01/2019	—	—	6,154	(5)	12,308	—	$505,366
	4/01/2019	—	—	6,154	(6)	12,308	—	$578,168
	4/01/2019	—	—	—		—	12,308	$1,010,733
John B. Bennett	—	$165,000	—	—		—	—	—
	4/01/2019	—	—	1,846	(5)	3,692	—	$151,594
	4/01/2019	—	—	1,846	(6)	3,692	—	$173,432
	4/01/2019	—	—	—		—	11,077	$909,643
Lawrence M. D’Angelo(1)	—	$400,000 (3)	—	—		—	—	—
	4/01/2019	—	—	2,307	(5)	4,614	—	189,451
	4/01/2019	—	—	2,308	(6)	4,616	—	216,837
	4/01/2019	—	—	—		—	13,846	1,137,034
Michael J. Donahue	—	$177,000	—	—		—	—	—
	4/01/2019	—	—	1,769	(5)	3,538	—	$145,270
	4/01/2019		—	1,769	(6)	3,538	—	$166,198
	4/01/2019	—	—	—		—	10,615	$871,704
Marc R. van Zadelhoff	—	$500,000	—	—		—	—	—
	4/01/2019	—	—	6,154	(5)	12,308	—	$505,366
	4/01/2019	—	—	6,154	(6)	12,308	—	$578,168
	4/01/2019	—	—	—		—	12,308	$1,010,733

(1)	Mr. D’Angelo’s equity awards were forfeited at the time of his departure in September 2019 and he received a pro-rated portion of his annual commission payment for 2019.
(2)

Our 2019 cash incentive bonus program for our named executive officers as recommended by the Compensation Committee of the Board of Directors, was approved by the Board in February 2019. The actual amounts paid to our named executive officers as non-equity incentive plan awards for fiscal 2019 are reflected in the 2019 Summary Compensation Table above (and were paid under our Cash Incentive Bonus Plan). See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of our cash incentive programs.

(3)

As our Senior Vice President and Chief Sales Officer, Mr. D’Angelo did not participate in our annual cash incentive bonus plan, but was instead assigned an annual sales quota by the Compensation Committee at the beginning of each year and was entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month.

(4)

Consists of performance-based RSU awards granted pursuant to our 2009 Plan. The individual shares underlying these 2019 PRSU awards are subject to vesting conditions based on the Company’s achievement of a three-year relative TSR performance goal and the Company’s achievement of a 2020 non-GAAP revenue target. The “threshold” number of shares reported is 0% of the PRSU awards granted, “target” number of shares shown is 100% of the PRSUs granted and the “maximum” number of shares shown is 200% of the PRSUs granted. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about these awards.

(5)	The underlying shares are subject to a two-year performance period from April 1, 2019 to April 1, 2021 and vest based on the Company’s achievement of a 2020 non-GAAP revenue target.
(6)

The underlying shares are subject to a three-year performance period from April 1, 2019 to April 1, 2022 and vest based on the Company’s achievement of a relative TSR performance goal over the performance period.

(7)

Consists of time-based RSU awards granted pursuant to our 2009 Plan. The time-based RSU awards granted in April 2019 vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the continued employment of the named executive officer.

(8)

The amounts reported in this column represent the grant date fair value of RSU awards, including the revenue-based PRSU awards and market-based PRSU awards granted to our named executive officers in 2019, calculated in accordance with FASB ASC 718. Consistent with FASB ASC Topic 718, the full grant date fair value of the PRSU awards granted in 2019 has been calculated for the entire two-year and three-year performance cycles. In the case of the market-based PRSUs, the grant date fair value was determined using a Monte Carlo valuation model on the date the performance RSUs were awarded; therefore, no additional grant date fair value for the market-related component should be attributed to the award after its initial grant date. For the revenue-based PRSUs, the grant date fair value is based on the probable outcome of the performance condition as of the grant date.

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Executive Compensation Discussion and Analysis (continued)

Outstanding Equity Awards at 2019 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
William R. Wagner	5/23/2013	17,500	—	$24.49	5/23/2023	—	—	—	—
	6/01/2017	—	—	—	—	8,503	$729,047	—	—
	6/01/2017	—	—	—	—	—	—	12,754	$1,093,528
	5/01/2018	—	—	—	—	17,825	$1,528,316	—	—
	5/01/2018	—	—	—	—	—	—	26,737	$2,292,430
	4/01/2019	—	—	—	—	46,155	$3,957,330	—	—
	4/01/2019	—	—	—	—	—	—	46,155	$3,957,330
Edward K. Herdiech	6/01/2017	—	—	—	—	3,577	$306,692	—	—
	6/01/2017	—	—	—	—	—	—	5,366	$460,081
	5/01/2018	—	—	—	—	5,704	$489,061	—	—
	5/01/2018	—	—	—	—	—	—	8,556	$733,591
	4/01/2019	—	—	—	—	12,308	$1,055,288	—	—
	4/01/2019	—	—	—	—	—	—	12,308	$1,055,288
John Bennett	6/01/2017	—	—	—	—	560	$48,014	—	—
	5/01/2018	—	—	—	—	5,348	$458,538	—	—
	5/01/2018	—	—	—	—	—	—	2,673	$229,183
	4/01/2019	—	—	—	—	11,077	$949,742	—	—
	4/01/2019	—	—	—	—	—	—	3,692	$316,552
Lawrence M. D'Angelo		—	—	—	—	—	—	—	—	(6)
Michael J. Donahue	6/01/2017	—	—	—	—	2,932	$251,390	—	—
	5/01/2018	—	—	—	—	5,134	$440,189	—	—
	5/01/2018	—	—	—	—	—	—	2,566	$220,009
	4/01/2019	—	—	—	—	10,615	$910,130	—	—
	4/01/2019	—	—	—	—	—	—	3,538	$303,348
Marc R. van Zadelhoff	12/06/2018	—	—	—	—	31,840	$2,729,962	—	—
	12/06/2018	—	—	—	—	—	—	15,919	$1,364,895
	4/01/2019	—	—	—	—	12,308	$1,055,288	—	—
	4/01/2019	—	—	—	—	—	—	12,308	$1,055,288

(1)	Consists of time-based stock options granted pursuant to our 2009 Plan.
(2)

Consists of time-based RSUs granted pursuant to our 2009 Plan. The individual shares underlying this RSU vest annually in three equal installments beginning on the first anniversary of the date of grant, such that the shares underlying the RSUs are one hundred percent vested three years after the date of grant, subject, in each case, to the continued employment of the named executive officer.

(3)

The amount reported is based on market value per share of our common stock of $85.74, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2019, the last trading day of fiscal 2019.

(4)

Consists of performance-based RSUs granted pursuant to our 2009 Plan, which are reported assuming the achievement of the target performance level. The June 2017, May 2018, December 2018 and 50% of the April 2019 PRSU awards are market-based and are reported assuming the achievement of the target level for each of the applicable TSR performance periods. The individual shares underlying the market-based PRSU awards vest upon the Company’s achievement of pre-established TSR performance goals. The remaining 50% of the April 2019 awards are subject to a performance-based vesting condition tied to the Company’s achievement of a fiscal year 2020 non-GAAP revenue target set by our Compensation Committee. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about each of these awards.

(5)

The amount reported is based on (i) the Company’s achievement of its non-GAAP revenue target, and (ii) achieving the target level for each of the TSR performance goals, in each case, using the market value per share of our common stock of $85.74, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2019, the last trading day of fiscal 2019.

(6)

The awards previously held by Mr. D’Angelo that remained unvested at the time of his departure in September 2019 were forfeited at such time and therefore Mr. D’Angelo did not hold any outstanding equity awards as of December 31, 2019.

LOGMEIN, INC.   57

2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Stock Vested in 2019

The following table sets forth information regarding each the vesting of RSU awards by each of our named executive officers during the year ended December 31, 2019. None of our named executive officers exercised any stock options during the year ended December 31, 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William R. Wagner	91,070	$7,812,050
Edward K. Herdiech	33,630	$2,764,451
John B. Bennett	3,422	$271,957
Lawrence M. D’Angelo	28,471	$2,388,239
Michael J. Donahue	20,206	$1,721,114
Marc R. van Zadelhoff	15,919	$1,178,643

(1)

Represents the gross number of shares of our common stock subject to RSU awards that vested during the year ended December 31, 2019 and therefore does not account for the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. To determine the appropriate number of shares to be withheld by the Company from each named executive officer for each vesting period, we multiply the named executive officer’s taxable gain by the statutory tax rates in effect for such named executive officer then divide the applicable tax withholding amount by the closing market price of our common stock on the vesting date.

(2)

The value realized on vesting has been calculated by multiplying the gross number of shares of our common stock acquired upon vesting by the market value per share of our common stock on the vesting date, which represents the closing market price of our common stock on the NASDAQ Global Select Market on the vesting date and does not exclude the value of the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. The amounts shown in this column do not represent the actual amounts paid to or realized by the named executive officer during 2019.

Employment Agreements

In December 2019, we entered into employment agreements with each of our named executive officers that sets forth the terms and conditions of each executive’s employment with us. The employment agreements entitle the executives to annual base salaries and eligibility to earn cash bonuses under our annual cash incentive programs. See “Base Salaries” and “Annual Cash Incentive Bonuses” above for additional information regarding the base salaries and bonus opportunities of our named executive officers for 2019. As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to compete with us or to solicit our employees during his or her employment and for a period of 12 months after the termination of his or her employment and (ii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

Potential Payments Upon Termination or Change in Control

The employment agreements memorialized the terms of our executive severance programs under which our named executive officers were eligible to receive certain severance payments and benefits upon a qualifying termination of employment. Pursuant to the executive employment agreements, the named executive officers would be entitled to receive a severance benefit equal to one (1) times their base salary and 12 months of COBRA insurance coverage in the event that their employment was terminated by the Company either without “Cause” or by them for “Good Reason.” We also provide additional executive severance benefits in the event of a “Change in Control.” In the event either Mr. Wagner or Mr. Herdiech were to be terminated on or within 24 months of a “Change in Control” either without “Cause” or by him for “Good Reason,” Mr. Wagner and Mr. Herdiech would be entitled to receive a severance benefit equal to two (2) times their base salary and target cash incentive bonus amount, and 18 months of COBRA insurance coverage. All other executives would be entitled to receive a severance benefit equal to one (1) times their base salary and target cash incentive bonus amount, plus 12 months of COBRA insurance coverage if they were terminated on or within 24 months of a “Change in Control” either without “Cause” or by himself for “Good Reason.” The named executive officers would also be entitled to immediate vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with any awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable performance-based award agreement.

58   LOGMEIN, INC.

2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

In addition to the severance payments and benefits described above, the equity awards granted to all of our named executive officers include a ‘‘double trigger’’ vesting provision, which provides that, if the named executive officer’s employment is terminated (i) by us other than for “Cause,” death or disability or (ii) by the named executive officer for “Good Reason,” within 24 months following a Change in Control of the Company, any remaining outstanding and unvested portion of their applicable equity award will immediately become vested in full. This “double trigger” vesting provision has been included in all time-based and performance-based RSU awards granted to our named executive officers since 2012. Additionally, beginning in fiscal 2017, the agreements governing PRSU awards granted to our named executive officers also include a “double trigger” vesting provision that provides for the accelerated vesting of any unvested shares of our common stock that have been earned pursuant to the applicable performance-based vesting condition for the pro-rated performance period as measured as of the date of termination in the event their employment is terminated (i) by us other than for “Cause,” death or disability or (ii) by him for “Good Reason,” in either case, within 24 months following a Change in Control.

As used above:

•

A “Change in Control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

•

“Cause” means (a) a good faith finding by a majority of our Board of Directors (excluding the vote of the named executive officer, if then a director) that (i) the named executive officer has failed to perform his reasonably assigned material duties for the Company and, if amenable to cure, has not cured such failure within 30 days following notice from the Company; (ii) the named executive officer has engaged in gross negligence or willful misconduct, which has or is expected to have a material detrimental effect on the Company; (iii) the named executive officer has engaged in fraud, embezzlement or other material dishonesty; (iv) the named executive officer has engaged in any conduct which would constitute grounds for termination for material violation of the Company’s policies in effect at that time and, if amenable to cure, has not cured such violation within 30 days following notice from the Company; or (v) the named executive officer has breached any material provision of any nondisclosure, invention assignment, non-competition or other similar agreement between the named executive officer and the Company and, if amenable to cure, has not cured such breach within 30 days following notice from the Company; or (b) the conviction by the named executive officer of, or the entry of a pleading of guilty or nolo contendere by the named executive officer to, any crime involving moral turpitude or any felony.

•

“Good Reason” means the occurrence, without the named executive officer’s written consent, of any of the following events or circumstances: (a) following a Change in Control, the assignment to the named executive officer of duties that involve materially less authority and responsibility and are materially inconsistent with the named executive officer’s position, role, authority or responsibilities in effect immediately prior to such Change in Control; (b) the relocation of the named executive officer’s primary place of business to a location that results in an increase in the named executive officer’s daily one way commute of at least 30 miles; (c) the material reduction of the named executive officer’s annual salary (including commissions) or target annual bonus without the named executive officer’s prior consent; or (d) a material breach by the Company of the employment agreement or any other written agreement with the named executive officer. Notwithstanding the occurrence of any of the foregoing events or circumstances, such occurrence shall not be deemed to constitute “Good Reason” unless (x) the named executive officer gives the Company a notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected within 30 days of the Company’s receipt of the notice of termination and (z) the named executive officer’s resignation of employment occurs within 30 days following the expiration of the 30 day period set forth in clause (y).

LOGMEIN, INC.   59

2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

The following table shows the potential payments and benefits that would be received by each named executive officer if his employment was terminated by us without “Cause” or by the named executive officer for “Good Reason”. The amounts reported in the table below have been calculated based on the assumption that the employment termination took place on December 31, 2019.

Name	Benefits Payable Upon Termination Without Cause/for Good Reason Not Within 24 Months of a Change in Control(2)	Benefits Payable Upon Termination Without Cause/for Good Reason, Death or Disability Within 24 Months of a Change in Control
William R. Wagner
Severance Payments	$650,198	$2,537,797	(3)
Equity Benefits(1)	—	$9,724,834	(4)
Edward K. Herdiech
Severance Payments	$420,334	$1,471,877	(3)
Equity Benefits(1)	—	$2,787,081	(5)
John B. Bennett
Severance Payments	$330,937	$768,437	(6)
Equity Benefits(1)	—	$1,701,305	(7)
Michael J. Donahue
Severance Payments	$377,448	$623,448	(6)
Equity Benefits(1)	—	$1,870,779	(8)
Marc R. van Zadelhoff
Severance Payments	$519,221	$1,019,221	(6)
Equity Benefits(1)	—	$4,770,426	(9)

(1)

Calculated based on the number of RSUs and/or stock options, where applicable, that would vest, assuming a December 31, 2019 termination of employment, multiplied by $85.74, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2019, the last trading day of fiscal 2019. For the purposes of determining the number of performance-based RSUs that would vest, assuming a December 31, 2019 employment termination, the performance period for all outstanding performance-based RSU awards was shortened to end on December 31, 2019 with the achievement of the TSR performance criteria calculated as of that date, and in the case of revenue-based PRSUs, the performance criteria was deemed to have been achieved at the target level. In all cases, any shares earned would vest over the remaining period of time noted in the original grant.

(2)

Severance benefits are equal to one (1) times their base salary and 12 months of COBRA insurance coverage in the event that the executive’s employment was terminated by the Company either without “Cause” or by themselves for “Good Reason.”

(3)

Represents a severance benefit equal to two (2) times their base salary and target cash incentive bonus amount, plus an amount equal to 18 months of COBRA insurance coverage in the event either Mr. Wagner or Mr. Herdiech were terminated within 24 months of a “Change in Control” either without “Cause” or by himself for “Good Reason.”

(4)

The amount reported consists of (i) 8,503 time-based RSUs and 12,754 performance-based RSUs from Mr. Wagner’s June 1, 2017 grant, (ii) 17,825 time-based RSUs and 26,737 performance-based RSUs from Mr. Wagner’s May 1, 2018 grant, and (iii) 46,155 time-based RSUs and 46,155 performance-based RSUs from Mr. Wagner’s April 1, 2019 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(5)

The amount reported consists of (i) 3,577 time-based RSUs and 5,366 performance-based RSUs from Mr. Herdiech’s June 1, 2017 grant, (ii) 5,704 time-based RSUs and 8,556 performance-based RSUs from Mr. Herdiech’s May 1, 2018 grant, and (iii) 12,308 time-based RSUs and 12,308 performance-based RSUs from Mr. Herdiech’s April 1, 2019 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(6)

Represents a severance benefit equal to one (1) times their base salary and target cash incentive bonus amount, plus 12 months of COBRA insurance coverage if they were terminated within 24 months of a “Change in Control” either without “Cause” or by himself for “Good Reason.”

(7)

The amount reported consists of (i) 560 time-based RSUs from Mr. Bennett’s June 1, 2017 grant, (iii) 5,348 time-based RSUs and 2,673 performance-based RSUs from Mr. Bennett’s May 1, 2018 grant, and (iii) 11,077 time-based RSUs and 3,692 performance-based RSUs from Mr. Bennett’s April 1, 2019 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(8)

The amount reported consists of (i) 2,932 time-based RSUs from Mr. Donahue’s June 1, 2017 grant, (iii) 5,134 time-based RSUs and 2,566 performance-based RSUs from Mr. Donahue’s May 1, 2018 grant, and (iii) 10,615 time-based RSUs and 3,538 performance-based RSUs from Mr. Donahue’s April 1, 2019 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(9)

The amount reported consists of (i) 23,156 time-based RSUs and 11,577 performance-based RSUs from Mr. Van Zadelhoff’s December 6, 2018 grant, and (ii) 9,231 time-based RSUs and 3,077 performance-based RSUs from Mr. Van Zadelhoff’s April 1, 2019 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

60   LOGMEIN, INC.

2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and our named executive officers. Under these indemnification agreements, we agree to indemnify these directors and executives to the fullest extent permitted by law for claims arising in their capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable basis to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or executive officer, we are required to advance his or her expenses in connection with their defense, provided that they undertake to repay all amounts advanced if it is ultimately determined that they are not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following estimate of the ratio of the median of the annual total compensation of all of our employees except Mr. William Wagner, our President and CEO, to the annual total compensation of Mr. Wagner. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner consistent with Item 402(u). We determined the pay ratio by dividing Mr. Wagner’s total 2019 compensation, as disclosed in the Summary Compensation Table, by the total 2019 compensation of our median employee, using the same components of compensation as used in the Summary Compensation Table for the CEO.

Although some changes to our employee population were made in fiscal 2019, we believe that there have been no significant changes in either our employee population or employee compensation arrangements since December 31, 2018 that would meaningfully impact our pay ratio disclosure. However, the median employee that we identified in 2018 has since terminated employment with us and we therefore, as permitted by the SEC, have calculated our CEO pay ratio for 2019 using another employee who had substantially similar compensation to that of the employee used for our 2018 pay ratio calculation.

For the year ended December 31, 2019:

•	The total 2019 compensation of our median employee was estimated to be $111,065;
•

The total 2019 compensation of Mr. William Wagner, our President and Chief Executive Officer, was $8,953,840. This amount was calculated in accordance with Item 402(u) and does not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2019; and

•	Based on this information, the ratio of the total 2019 compensation of our Chief Executive Officer to the total 2019 compensation of our median employee is estimated to be 81:1.

Our median employee was determined using the compensation of our employee population of approximately 3,589 individuals, including employees working both within and outside of the U.S. who were actively employed on December 31, 2018. We used their total cash compensation including the grant date fair value of equity granted, if any, from January 1, 2018 to December 31, 2018 as a consistently applied compensation measure to identify our median employee. Consistent with SEC rules, we annualized this number for part-time and full-time employees who were employed for less than the full year in 2018, but not for our employees whose positions are seasonal or temporary in nature. Once we identified the median employee, we determined their total compensation using the same methodology we use for calculating Mr. Wagner’s Summary Compensation Table compensation.

The CEO pay ratio was calculated in accordance with SEC rules based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above.

LOGMEIN, INC.   61

2020 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Equity Compensation Plan Information

We currently maintain an equity compensation plan that provides for the issuance of shares of our common stock to our officers, employees, directors, consultants and advisors. Our 2009 stock incentive plan, or 2009 Plan, became effective upon the closing of our initial public offering and was adopted by our Board of Directors on June 9, 2009, approved by our stockholders on June 12, 2009 and was most recently amended and restated as of January 31, 2017. Our 2009 Plan, as amended, provides for the grant of non-statutory stock options, restricted stock awards and other stock-based awards to our employees, officers, directors, consultants and advisors. The total number of shares of our common stock allowed to be issued under the 2009 Plan is the sum of 14,723,996 shares plus the number of shares of our common stock subject to outstanding awards under our 2009 Plan, which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us pursuant to a contractual repurchase right or are withheld, but not issued, by the Company upon vesting of full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2020:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	35,039	(2)	$30.09	5,123,508	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	35,039	(2)	$30.09	5,123,508	(3)

(1)

In addition to being available for issuance upon exercise of options that may be granted after March 31, 2020, all of the shares remaining available for grant under our 2009 Plan may instead be issued in the form of restricted stock, restricted stock units, stock appreciation rights, or other stock-based awards.

(2)

Represents 35,039 shares to be issued upon the exercise of outstanding stock options granted under our 2009 Plan. As of March 31, 2020, the 35,039 shares subject to issuance upon exercise of outstanding options had a weighted average exercise price of $30.09 and a weighted average remaining life of 2.33 years. This number does not include 1,706,378 restricted stock unit awards granted under our 2009 Plan which remained outstanding as of March 31, 2020 at a weighted average grant date fair value of $86.62.

(3)

As of March 31, 2020, a total of 5,123,508 shares remained available for grant under our 2009 Plan. The number of shares available under the 2009 Plan may increase by the number of shares of common stock subject to awards granted under our 2009 Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right or are withheld, but not issued, by the company upon vesting full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

The total number of shares of our common stock allowed to be issued under the ESPP is 1,500,000 shares. During the year ended December 31, 2019, 78,049 shares were issued under the ESPP, and 1,421,951 shares remained available for issuance as of March 31, 2020.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of LogMeIn, Inc.

David J. Henshall, Chairman

Steven J. Benson

Robert M. Calderoni

Michael J. Christenson

62   LOGMEIN, INC.

2020 NOTICE OF MEETING AND PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of April 10, 2020 about the beneficial ownership of shares of our common stock by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	+	Shares Acquirable Within 60 Days(3)	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(4)
Named Executive Officers and Directors:
William R. Wagner(5)	205,734		61,037		266,771	*
Edward K. Herdiech(6)	24,674		16,073		40,747	*
John B. Bennett(7)	7,098		4,570		11,668	*
Lawrence M. D'Angelo(8)	2,064		-		2,064	*
Michael J. Donahue(9)	8,538		6,782		15,320	*
Marc R. van Zadelhoff(10)	14,856		-		14,856	*
Sara C. Andrews(11)	2,489		5,651		8,140	*
Steven J. Benson(12)	2,223		3,161		5,384	*
Ita M. Brennan(13)	3,241		3,161		6,402	*
Robert M. Calderoni(14)	11,233		3,161		14,394	*
Michael J. Christenson(15)	108,009		3,161		111,170	*
Edwin J. Gillis(16)	22,859		3,161		26,020	*
David J. Henshall(17)	22,328		3,161		25,489	*
Peter J. Sacripanti(18)	-		3,161		3,161	*
All directors and executive officers as a group (15 persons)(19)	446,321		116,240		562,561	1.2%
>5% Stockholders:
ArrowMark Colorado Holdings, LLC(20)	4,817,550		—		4,817,550	9.9%
BlackRock, Inc.(21)	4,662,519		—		4,662,519	9.6%
The Vanguard Group(22)	4,547,011		—		4,547,011	9.3%

*	Less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o LogMeIn, Inc., 320 Summer Street, Boston, Massachusetts 02210.
(2)

For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed.

(3)

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares held, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or the vesting of RSUs. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after April 10, 2020 and shares covered by RSUs that become vested within 60 days after April 10, 2020. Shares underlying performance-based RSUs that are scheduled to become vested within 60 days after April 10, 2020 have been included in this calculation at their target amount.

(4)

The percent ownership for each stockholder on April 10, 2020 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) the number of shares of our common stock outstanding on April 10, 2020 (48,771,443 shares) plus any shares acquirable by the stockholder within 60 days after April 10, 2020.

(5)

Consists of (a) 205,734 shares of common stock held directly by Mr. Wagner, (b) 17,500 shares of common stock issuable upon the exercise of stock options and (c) 43,537 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.

(6)

Consists of (a) 24,674 shares of common stock held directly by Mr. Herdiech and (b) 16,073 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.

(7)	Consists of (a) 7,098 shares of common stock held directly by Mr. Bennett and (b) 4,570 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(8)

Mr. D’Angelo ceased serving as our SVP, Chief Sales Officer in September 2019. Even though Mr. D’Angelo was not an executive officer as of April 10, 2020, we have included Mr. D’Angelo in the table above because he was a named executive officer for fiscal 2019. Mr. D’Angelo’s ownership as of his date of departure, consisted of 2,064 shares of common stock held directly by Mr. D’Angelo.

(9)	Consists of (a) 8,538 shares of common stock held directly by Mr. Donahue and (b) 6,782 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(10)	Consists of (a) 14,856 shares of common stock held directly by Mr. Van Zadelhoff.
(11)	Consists of (a) 2,489 shares of common stock held directly by Ms. Andrews and (b) 5,651 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(12)	Consists of (a) 2,223 shares of common stock held directly by Mr. Benson and (b) 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(13)	Consists of (a) 3,241 shares of common stock held directly by Ms. Brennan and (b) 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(14)

Consists of (a) 11,233 shares of common stock held directly by Mr. Calderoni and (b) 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.

(15)

Consists of (a) 108,009 shares of common stock held directly by Mr. Christenson and (b) 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.

(16)	Consists of (a) 22,859 shares of common stock held directly by Mr. Gillis and (b) 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(17)

Consists of (a) 22,328 shares of common stock held directly by Mr. Henshall and (b) 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.

(18)	Consists of 3,161 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 10, 2020.
(19)

Consists of an aggregate of (i) 446,321 shares of common stock held directly by our executive officers and directors and (ii) an aggregate of 116,240 shares of common stock that our executive officers and directors may acquire within 60 days through the exercise of stock options or the vesting of RSUs.

(20)

This information is based solely on Amendment No. 2 to Schedule 13G filed with the SEC by ArrowMark Colorado Holdings, LLC on February 14, 2020 reporting share ownership as of December 31, 2019. The principal business address for ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(21)

This information is based solely on Amendment No. 11 to Schedule 13G filed with the SEC by Blackrock, Inc. on February 5, 2020 reporting share ownership as of December 31, 2019. The principal business address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(22)

This information is based solely on Amendment No. 6 to Schedule 13G filed with the SEC by The Vanguard Group on February 10, 2020 reporting share ownership as of December 31, 2019. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

LOGMEIN, INC.   63

2020 NOTICE OF MEETING AND PROXY STATEMENT

* * *

Whether or not you plan to attend the meeting, the Board of Directors urges you to vote your shares by Internet, mail or at the meeting. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Robert M. Calderoni

Chairman

April 17, 2020

64   LOGMEIN, INC.

2020 NOTICE OF MEETING AND PROXY STATEMENT

ANNEX A

Reconciliation of Non-GAAP Financial Measures

In this Proxy Statement, we present certain non-GAAP financial information, including non-GAAP revenue, cash incentive bonus plan non-GAAP revenue – Identity and Access Management, non-GAAP operating income, non-GAAP net income per diluted share, EBITDA and Adjusted free cash flow. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.

The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with U.S. GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required to be recorded in our financial statements in connection with our GAAP results. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents our non-GAAP financial measures in connection with our GAAP results.

The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this Proxy Statement are included below:

How we define, calculate and use certain non-GAAP financial measures

The following Non-GAAP financial measures have been used in this Proxy Statement:

•	Non-GAAP Revenue, which we define as our GAAP revenue adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.
•

Non-GAAP Revenue – Identity and Access Management (IAM), which we define as our GAAP revenue – IAM adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue - IAM.

•	Cash Incentive Bonus Plan Non-GAAP Revenue, which we define as our Non-GAAP Revenue.
•	Cash Incentive Bonus Plan Non-GAAP Revenue - IAM, which we define as our Non-GAAP – Identity and Access Management.
•

Non-GAAP Operating Income, which we define as GAAP net income (loss) from operations adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, litigation-related expense, Transaction-related costs, stock-based compensation expense, and restructuring charges.

•	Cash Incentive Bonus Plan Non-GAAP Operating Income, which we define as our Non-GAAP Operating Income.
•	EBITDA, which we define as GAAP net income (loss) excluding interest and other expense, net, income taxes and depreciation and amortization expenses.
•	EBITDA margin is calculated by dividing EBITDA by revenue.
•	Adjusted Cash Flow from Operations, which we define as adjusted cash flow from operations excluding purchases of property and equipment and intangible asset additions.
•	Adjusted Free Cash Flow, which we define as adjusted cash flow from operations excluding purchases of property and equipment and intangible asset additions.
•

Non-GAAP provision for (benefit from) income taxes, which we define as GAAP provision for (benefit from) income taxes excluding the tax impact from the fair value adjustment on acquired deferred revenue, acquisition-related costs and amortization, Transaction-related costs, litigation-related expense, stock-based compensation expense, restructuring charges, gain on disposition of assets, the tax impact related to the Tax Cuts and Jobs Act of 2017, and discreet integration-related tax items, including the tax impact of amortization expense for acquired internally capitalized software development costs adjusted in acquisition accounting.

•

Non-GAAP net income, which we define as GAAP net income (loss) excluding the adjustments noted in non-GAAP operating income, non-GAAP other income (expense), net, and non-GAAP provision for incomes taxes above.

•	Non-GAAP net income per diluted share, which we define as non-GAAP net income divided by fully-diluted weighted average shares outstanding.

LOGMEIN, INC.   A-1

2020 NOTICE OF MEETING AND PROXY STATEMENT

Annex A (continued)

Year Ended December 31, 2019 (in millions, except per share data)
GAAP revenue	$1,260.4
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1.2
Non-GAAP revenue	$1,261.6

GAAP net loss	$(14.6)
Add Back:
Interest and other expense, net	7.2
Income tax provision	5.7
Amortization of acquired intangibles	241.3
Depreciation and amortization expense	63.3
EBITDA	$302.9

GAAP operating loss	$(1.7)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1.2
Stock-based compensation expense	68.2
Acquisition related costs	12.9
Transaction-related costs	10.9
Restructuring charge	14.5
Litigation related expenses	2.1
Amortization of acquired intangibles	241.3
Non-GAAP operating income	$349.4
Interest and other expense, net	(7.2)
Non-GAAP Income before income taxes	$342.2
Non-GAAP Provision for income taxes	(85.2)
Non-GAAP Net income	$257.0
Non-GAAP Net income per diluted share	$5.15
Weighted average shares outstanding, diluted	49.9

GAAP operating cash flow	$360.8
Add Back:
Litigation-related payments	1.5
Acquisition retention-based payments	7.8
Restructuring payments	10.2
Transaction-related payments (acquisitions and dispositions)	3.8
Adjusted cash flows from operations	$384.1
Less:
Purchases of property and equipment	(35.4)
Intangible asset additions	(39.8)
Adjusted free cash flow	$308.9

Year Ended December 31, 2019 (in millions)
Cash Incentive bonus plan non-GAAP operating income	$349.4

Cash Incentive bonus plan non-GAAP revenue	$1,261.6

GAAP revenue - Identity and Access Management	$400.6
Effect of acquisition accounting on fair value of acquired deferred revenue - Identity and Access Management	0.4
Cash Incentive bonus plan non-GAAP revenue - Identity and Access Management	$401.0

A-2   LOGMEIN, INC.

SCAN TO VIEW MATERIALS & VOTE LOGMEIN, INC. 320 SUMMER STREET BOSTON, MA 02210 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LOGM2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D14180-Z77247 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LOGMEIN, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. 1. Election of Directors Nominees: For Against Abstain 1a. David J. Henshall Class II director 1b. Peter J. Sacripanti Class II director 1c. William R. Wagner Class II director          For Against Abstain 2. Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year ending December 31, 2020. 3. Advisory vote for the approval of the Company’s executive compensation.       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3. For address changes and/or comments, please check this box  and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D14181-Z77247 LOGMEIN, INC. Proxy for Annual Meeting of Stockholders on June 11, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints William R. Wagner and Edward K. Herdiech, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of LogMeIn, Inc., to be held on Thursday, June 11, 2020, at 9:00 AM at www.virtualshareholdermeeting.com/LOGM2020, and at any adjournments or postponements thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)